Exhibit 4.18

EXECUTION VERSION

AGREEMENT BETWEEN NOTE HOLDERS

Dated as of June 10, 2026

by and between

BANK OF MONTREAL
(Initial Note A-1 Holder),

BANK OF MONTREAL
(Initial Note A-2 Holder),

and

BANK OF MONTREAL
(Initial Note A-3 Holder)

Sunset View

TABLE OF CONTENTS

THIS AGREEMENT BETWEEN NOTE HOLDERS (“Agreement”), dated as of June 10, 2026 by and between BANK OF MONTREAL (“BMO” and in its capacity as owner of the Note A-1 as of the date hereof, the “Initial Note A-1 Holder”), BMO (in its capacity as owner of the Note A-2 as of the date hereof, the “Initial Note A-2 Holder”), and BMO (in its capacity as owner of the Note A-3 as of the date hereof, the “Initial Note A-3 Holder” and, together with the Initial Note A-1 Holder and the Initial Note A-2 Holder, the “Initial Note Holders”).

W I T N E S S E T H:

WHEREAS, pursuant to the Mortgage Loan Agreement (as defined herein), 3650 Capital SCF LOE I(A), LLC (“3650 Capital”) originated a certain loan (the “Mortgage Loan”) described on the schedule attached hereto as Exhibit A (the “Mortgage Loan Schedule”) to the mortgage loan borrower described on the Mortgage Loan Schedule (the “Mortgage Loan Borrower”), which is evidenced by (i) one promissory note in the original principal amount of $25,000,000 (“Note A-1”) made by the Mortgage Loan Borrower in favor of the Initial Note A-1 Holder, (ii) one promissory note in the original principal amount of $6,092,500 (“Note A-2”) made by the Mortgage Loan Borrower in favor of the Initial Note A-2 Holder, and (ii) one promissory note in the original principal amount of $6,092,500 (“Note A-3”) made by the Mortgage Loan Borrower in favor of the Initial Note A-3 Holder, each of which were made in replacement of that certain promissory note in the original principal amount of $37,185,000 made by the Mortgage Loan Borrower in favor of 3650 Capital (the “Original Promissory Note”), which is dated as of March 2, 2026, and secured by a first mortgage (as amended, modified or supplemented, the “Mortgage”) on certain real property located as described on the Mortgage Loan Schedule and commonly known as the Sunset View (the “Mortgaged Property”); and

WHEREAS, the parties hereto desire to enter into this Agreement to memorialize the terms under which they, and their successors and assigns, shall hold each Note;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto mutually agree as follows:

Section 1.                Definitions. References to a “Section” or the “recitals” are, unless otherwise specified, to a Section or the recitals of this Agreement. Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Lead Securitization Servicing Agreement. Whenever used in this Agreement, the following terms shall have the respective meanings set forth below unless the context clearly requires otherwise.

“3650 Capital” shall have the meaning assigned to such term in the recitals.

“Acceptable Insurance Default” shall have the meaning set forth in the Lead Securitization Servicing Agreement.

“Affiliate” shall have the meaning set forth in the Lead Securitization Servicing Agreement.

1

“Agent” shall mean the Initial Agent or such Person to whom the Initial Agent shall delegate its duties hereunder, and after the Securitization Date shall mean the Master Servicer.

“Agent Office” shall mean the designated office of the Agent, which office at the date of this Agreement is the office of the Initial Note A-1 Holder listed on Exhibit B hereto, and which is the address to which notices to and correspondence with the Agent should be directed. The Agent may change the address of its designated office by notice to the Note Holders.

“Agreement” shall mean this Agreement between Note Holders, any exhibits and schedules hereto and all amendments hereof and supplements hereto.

“Approved Servicer” shall have the meaning assigned to such term in the definition of “Qualified Institutional Lender.”

“Asset Representations Reviewer” shall mean the asset representations reviewer appointed as provided in the Lead Securitization Servicing Agreement and any successor thereunder.

“Bankruptcy Code” shall mean the United States Bankruptcy Code, as amended from time to time, any successor statute or rule promulgated thereto.

“BMO” shall have the meaning assigned to such term in the recitals.

“CLO” shall have the meaning assigned to such term in the definition of “Qualified Institutional Lender.”

“CLO Asset Manager” with respect to any Securitization Vehicle that is a CLO, shall mean the entity that is responsible for managing or administering a Note as an underlying asset of such Securitization Vehicle or, if applicable, as an asset of any Intervening Trust Vehicle (including, without limitation, the right to exercise any consent and control rights available to the holder of such Note).

“Certificate Administrator” shall mean the certificate administrator appointed as provided in the Lead Securitization Servicing Agreement and any successor thereunder.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collection Account” shall have the meaning assigned to such term or an analogous term used in the Lead Securitization Servicing Agreement.

“Companion Distribution Account” shall have the meaning assigned to such term in the Lead Securitization Servicing Agreement.

“Conduit” shall have the meaning assigned to such term in Section 14(d).

“Conduit Credit Enhancer” shall have the meaning assigned to such term in Section 14(d).

2

“Conduit Inventory Loan” shall have the meaning assigned to such term in Section 14(d).

“Control” shall mean the ownership, directly or indirectly, in the aggregate of more than fifty percent (50%) of the beneficial ownership interests of an entity and the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise, and the terms “Controls”, “Controlling” and “Controlled” shall have meanings correlative to the foregoing.

“Controlling Class Representative” shall have the meaning assigned to the term “Directing Certificateholder” in the Lead Securitization Servicing Agreement.

“Controlling Note Holder” shall mean the Note A-1 Holder; provided that at any time Note A-1 is included in a Securitization, the rights of the Controlling Note Holder under this Agreement may be exercised by the “Directing Certificateholder” or any other party assigned the rights to exercise the rights of the “Controlling Note Holder” hereunder, as and to the extent provided in the Lead Securitization Servicing Agreement. If at any time 50% or more of Note A-1 is held by the Mortgage Loan Borrower or an Affiliate of the Mortgage Loan Borrower, the Note A-1 Holder shall not be entitled to exercise any rights of the Controlling Note Holder and neither the Note A-1 Holder nor any other person shall be entitled to exercise the rights of the Controlling Note Holder (and the Lead Securitization Servicing Agreement may contain additional limitations on the rights of the Controlling Note Holder that can be exercised by a certificateholder that is the Mortgage Loan Borrower or has certain relationships with the Mortgage Loan Borrower).

“Controlling Note Holder Representative” shall have the meaning assigned to such term in Section 6(a).

“DBRS Morningstar” shall mean DBRS, Inc., and its successors in interest.

“Depositor” shall mean the depositor under the Lead Securitization Servicing Agreement.

“Determination Date”, with respect to any Securitization, shall have the meaning assigned to such term (or such equivalent term) in the applicable Securitization Servicing Agreement.

“Event of Default” shall mean, with respect to the Mortgage Loan, an “Event of Default” as defined in the Mortgage Loan Agreement.

“First Securitization” shall mean the earliest to occur of the Note A-1 Securitization, the Note A-2 Securitization and the Note A-3 Securitization.

“Fitch” shall mean Fitch Ratings, Inc., and its successors in interest.

“Initial Agent” shall mean the Note A-1 Holder.

3

“Initial Note A-1 Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note A-2 Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note A-3 Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note Holders” shall have the meaning assigned to such term in the preamble to this Agreement.

“Insolvency Proceeding” shall mean any proceeding under Title 11 of the United States Code (11 U.S.C. Sec. 101 et seq.) or any other insolvency, liquidation, reorganization or other similar proceeding concerning the Mortgage Loan Borrower, any action for the dissolution of the Mortgage Loan Borrower, any proceeding (judicial or otherwise) concerning the application of the assets of the Mortgage Loan Borrower for the benefit of its creditors, the appointment of or any proceeding seeking the appointment of a trustee, receiver or other similar custodian for all or any substantial part of the assets of the Mortgage Loan Borrower or any other action concerning the adjustment of the debts of the Mortgage Loan Borrower, the cessation of business by the Mortgage Loan Borrower, except following a sale, transfer or other disposition of all or substantially all of the assets of the Mortgage Loan Borrower in a transaction permitted under the Mortgage Loan Documents; provided, however, that following any such permitted transaction affecting the title to the Mortgaged Property, the Mortgage Loan Borrower for purposes of this Agreement shall be defined to mean the successor owner of the Mortgaged Property from time to time as may be permitted pursuant to the Mortgage Loan Documents; provided, further, however, that for the purposes of this definition, in the event that more than one entity comprises the Mortgage Loan Borrower, the term “Mortgage Loan Borrower” shall refer to any such entity.

“Interest Rate” shall mean the Interest Rate (as defined in the Mortgage Loan Documents).

“Intervening Trust Vehicle” with respect to any Securitization Vehicle that is a CLO, shall mean a trust vehicle or entity that holds any Note as collateral securing (in whole or in part) any obligation or security held by such Securitization Vehicle as collateral for the CLO.

“KBRA” shall mean Kroll Bond Rating Agency, LLC, and its successors in interest.

“Lead Securitization” shall mean (a) if the First Securitization is also the Note A-1 Securitization, such First Securitization and (b) if the First Securitization is not also the Note A-1 Securitization, then (i) for the period from the closing date of the First Securitization until the Securitization of Note A-1, the First Securitization and (ii) on and after the Securitization of Note A-1, the Note A-1 Securitization.

“Lead Securitization Date” shall mean the closing date of the Lead Securitization.

4

“Lead Securitization Master Servicer” shall mean the master servicer under the Lead Securitization Servicing Agreement.

“Lead Securitization Note” shall mean any Note included in the Lead Securitization.

“Lead Securitization Note Holder” shall mean the holder of the Lead Securitization Note.

“Lead Securitization Servicing Agreement” shall mean (i) the “pooling and servicing agreement” entered into in connection with the Lead Securitization and (ii) on and after the date on which the Mortgage Loan is no longer subject to the provisions of the Lead Securitization Servicing Agreement, the “Lead Securitization Servicing Agreement” shall be determined in accordance with the second paragraph of Section 2(a).

“Lead Securitization Special Servicer” shall mean the special servicer under the Lead Securitization Servicing Agreement.

“Lead Securitization Subordinate Class Representative” shall mean the “Controlling Class Representative” or other analogous term used in the Lead Securitization Servicing Agreement.

“Lead Securitization Trust” shall mean the trust established under the Lead Securitization Servicing Agreement.

“Lead Securitization Trustee” shall mean the trustee under the Lead Securitization Servicing Agreement.

“Major Decisions” shall have the meaning assigned to such term or any one or more analogous terms in the Lead Securitization Servicing Agreement; provided that at any time that a Note is not included in the Lead Securitization, “Major Decision” shall mean:

(a)       any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing the Mortgage Loan if it comes into and continues in default;

(b)       any modification, consent to a modification or waiver of any monetary term (including, without limitation, reserve amounts and cash flow triggers) or material non-monetary term (including, without limitation, a modification with respect to the timing of payments and acceptance of discounted payoffs) of the Mortgage Loan or any extension of the Maturity Date of the Mortgage Loan;

(c)       any sale of the Mortgage Loan (when it is a Defaulted Loan) or REO Property (other than in connection with the termination of the Lead Securitization Trust) for less than the applicable Purchase Price;

(d)       any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address Hazardous Materials located at an REO

5

Property or any approval of the Mortgage Loan Borrower's determination to bring the Mortgaged Property into compliance with applicable environmental laws or to otherwise address Hazardous Materials located at the Mortgaged Property, to the extent the lender is required to consent to, or approve, any such determination by the Mortgage Loan Borrower under the Mortgage Loan Documents;

(e)       any release of collateral or any acceptance of substitute or additional collateral for the Mortgage Loan, or any consent to either of the foregoing, unless such action is otherwise required pursuant to the specific terms of the Mortgage Loan and there is no lender discretion;

(f)       any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to the Mortgage Loan or, if lender consent is required, any consent to such waiver or consent to a transfer of the Mortgaged Property or interests in the Mortgage Loan Borrower (including any interests in any applicable mezzanine borrower) or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected pursuant to the terms of the Mortgage Loan Agreement and without the consent of the lender under the Mortgage Loan Agreement;

(g)       any approval of property management company changes or franchise changes, in each case to the extent the lender is required to consent to, or approve, such changes under the Mortgage Loan Documents, provided that with respect to property management company changes (i) the Mortgage Loan has an outstanding principal balance greater than $2,500,000, or (ii) the successor property manager is affiliated with the Mortgage Loan Borrower;

(h)       approving any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit, other than (a) customary tax and insurance releases and (b) any other routine and/or customary escrow and reserve fundings or disbursements of amounts less than $175,000 for which the satisfaction of performance-related criteria is not required pursuant to the terms of the Mortgage Loan Documents;

(i)       any acceptance of an assumption agreement or any other agreement permitting transfers of interests in the Mortgage Loan Borrower or a guarantor releasing the Mortgage Loan Borrower or a guarantor from liability under the Mortgage Loan other than pursuant to the specific terms of the Mortgage Loan and for which there is no lender discretion;

(j)       any acceleration of the Mortgage Loan or the exercise of any other remedy following a default or an event of default with respect to the Mortgage Loan, any initiation of judicial, bankruptcy or similar proceedings under the Mortgage Loan Documents or with respect to the Mortgage Loan Borrower or Mortgaged Property;

(k)       any modification, waiver or amendment of an intercreditor agreement, co-lender agreement or similar agreement (other than with respect to amendments to split or re-size notes consistent with the terms of the subject co-lender agreement ), in each case entered into

6

with any mezzanine lender or subordinate debt holder related to the Mortgage Loan, or an action to enforce rights with respect thereto;

(l)       any determination of an Acceptable Insurance Default;

(m)       approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements which in no event relieve the Mortgage Loan Borrower of the obligation to provide financial statements on at least a quarterly basis) following three consecutive late deliveries of financial statements;

(n)       any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination, non-disturbance and attornment agreement in connection with any lease (other than a Ground Lease) at the Mortgaged Property or REO Property, if (a) the lease affects an area greater than or equal to the lesser of (i) 30,000 square feet and (ii) 30% of the net rentable area of the improvements at the Mortgaged Property or (b) such transaction is not a routine leasing matter, provided that if lender consent is not required for such transaction pursuant to the Mortgage Loan Documents or there is no lender discretion in connection with such transaction, such transaction will not constitute a Major Decision;

(o)       any consent to incurrence of additional debt by the Mortgage Loan Borrower or mezzanine debt by a direct or indirect parent of the Mortgage Loan Borrower, other than such debt that is permitted pursuant to the specific terms of the related Mortgage Loan and for which there is no lender discretion (for the avoidance of doubt, the determination of whether conditions precedent to the right to incur additional debt or additional mezzanine debt will not be a matter of lender discretion);

(p)       any approval of or consent to a grant of an easement or right of way that materially affects the use or value of the Mortgaged Property or the Mortgage Loan Borrower's ability to make payments with respect to the Mortgage Loan;

(q)       agreeing to any modification, waiver, consent or amendment of the Mortgage Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (i) a waiver of a mortgage loan event of default (but excluding non-monetary events of default other than defaults relating to transfers of interest in the Mortgage Loan Borrower or the existing collateral or material modifications of the existing collateral) that would permit the defeasance of the Mortgage Loan, (ii) a modification of the type of defeasance collateral required under the Mortgage Loan Documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (iii) a modification that would permit a principal prepayment instead of defeasance if the applicable Loan Documents do not otherwise permit such principal prepayment;

(r)       determining whether to permit any Ground Lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new Ground Lease other than pursuant to the specific terms of the Mortgage Loan and for which there is no lender discretion;

7

(s)       any proposed modification or waiver of any material provision in the Mortgage Loan Documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the Mortgage Loan Borrower; and

(t)       any approval of any casualty insurance settlements or condemnation settlements, and any determination to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of the Mortgaged Property.

“Master Servicer” shall mean the master servicer appointed as provided in the Lead Securitization Servicing Agreement and any successor thereunder.

“Master Servicer Remittance Date” shall have the meaning assigned to such term in the Lead Securitization Servicing Agreement.

“Monthly Payment Date” shall mean the Monthly Payment Date (as defined in the Mortgage Loan Documents).

“Moody’s” shall mean Moody’s Investors Service, Inc., and its successors in interest.

“Mortgage” shall have the meaning assigned to such term in the recitals.

“Mortgage Loan” shall have the meaning assigned to such term in the recitals.

“Mortgage Loan Agreement” shall mean the Loan Agreement, dated as of March 2, 2026, by and among the Mortgage Loan Borrower, as borrower, 3650 Capital SCF LOE I(A), LLC, as lender, as the same may be further amended, restated, supplemented or otherwise modified from time to time, subject to the terms hereof.

“Mortgage Loan Borrower” shall have the meaning assigned to such term in the recitals.

“Mortgage Loan Borrower Related Party” shall have the meaning assigned to such term in Section 13.

“Mortgage Loan Documents” shall mean, with respect to the Mortgage Loan, the Mortgage Loan Agreement, the Mortgage, the Notes and all other documents now or hereafter evidencing and securing the Mortgage Loan.

“Mortgage Loan Schedule” shall have the meaning assigned to such term in the recitals.

“Mortgaged Property” shall have the meaning assigned to such term in the recitals.

“New Notes” shall have the meaning assigned to such term in Section 32.

8

“Nonrecoverable Servicing Advance” shall have the meaning assigned to such term (or such equivalent term) in the Lead Securitization Servicing Agreement.

“Non-Controlling Note” shall mean the interest of each Non-Controlling Note Holder in its Note.

“Non-Controlling Note Holder” shall mean each Note Holder other than the Controlling Note Holder; provided that at any time a Non-Controlling Note is included in a Securitization, the consultation and other rights of the “Non-Controlling Note Holder” under this Agreement may be exercised by the Directing Certificateholder under the related Non-Lead Securitization Servicing Agreement or any other party assigned the rights to exercise the rights of the “Non-Controlling Note Holder” hereunder, as and to the extent provided in the related Non-Lead Securitization Servicing Agreement and as to the identity of which the Lead Securitization Note Holder (and the Master Servicer and the Special Servicer) has been given written notice. If at any time 50% or more of any Non-Controlling Note is held by the Mortgage Loan Borrower or an Affiliate of the Mortgage Loan Borrower, the related Note Holder shall not be entitled to exercise any rights of such Non-Controlling Note Holder and neither such Note Holder nor any other person shall be entitled to exercise the rights of such Non-Controlling Note Holder (and the related Non-Lead Securitization Servicing Agreement may contain additional limitations on the rights of the Non-Controlling Note Holder that can be exercised by a certificateholder that is the Mortgage Loan Borrower or has certain relationships with the Mortgage Loan Borrower).

“Non-Controlling Note Holder Representative” shall have the meaning assigned to such term in Section 6(b).

“Non-Exempt Person” shall mean any Person other than a Person who is either (i) a U.S. Person or (ii) has on file with the Agent for the relevant year such duly-executed form(s) or statement(s) which may, from time to time, be prescribed by law and which, pursuant to applicable provisions of (A) any income tax treaty between the United States and the country of residence of such Person, (B) the Code or (C) any applicable rules or regulations in effect under clauses (A) or (B) above, permit the Servicer on behalf of the Note Holders to make such payments free of any obligation or liability for withholding.

“Non-Lead Certificate Administrator” shall mean the “certificate administrator” under any Non-Lead Securitization Servicing Agreement.

“Non-Lead Depositor” shall mean the “depositor” under any Non-Lead Securitization Servicing Agreement.

“Non-Lead Master Servicer” shall mean the “master servicer” under any Non-Lead Securitization Servicing Agreement.

“Non-Lead Operating Advisor” shall mean the “trust advisor”, “operating advisor” or other analogous term under any Non-Lead Securitization Servicing Agreement.

“Non-Lead Securitization” shall mean any Securitization other than the Lead Securitization.

9

“Non-Lead Securitization Date” shall mean the closing date of the Non-Lead Securitization.

“Non-Lead Securitization Note” shall mean each Note other than the Lead Securitization Note.

“Non-Lead Securitization Note Holder” shall mean holders of the Non-Lead Securitization Note.

“Non-Lead Securitization Servicing Agreement” shall mean the “pooling and servicing agreement” entered into in connection with the Securitization of the Non-Lead Securitization Note.

“Non-Lead Special Servicer” shall mean the “special servicer” under any Non-Lead Securitization Servicing Agreement.

“Non-Lead Trustee” shall mean the “trustee” under any Non-Lead Securitization Servicing Agreement.

“Note” shall mean each Note.

“Note A-1” shall have the meaning assigned to such term in the recitals.

“Note A-1 Holder” shall mean the Initial Note A-1 Holder or any subsequent holder of Note A-1, as applicable.

“Note A-1 Securitization” shall mean the sale by the Note A-1 Holder of all or any portion of the Note A-1 to a depositor, who will in turn include such portion of Note A-1 as part of the securitization of one or more mortgage loans.

“Note A-1 Securitization Date” shall mean the closing date of the Note A-1 Securitization.

“Note A-2” shall have the meaning assigned to such term in the recitals.

“Note A-2 Holder” shall mean the Initial Note A-2 Holder or any subsequent holder of Note A-2, as applicable.

“Note A-2 Securitization” shall mean the sale by the Note A-2 Holder of all or any portion of the Note A-2 to a depositor, who will in turn include such portion of Note A-2 as part of the securitization of one or more mortgage loans.

“Note A-3” shall have the meaning assigned to such term in the recitals.

“Note A-3 Holder” shall mean the Initial Note A-3 Holder or any subsequent holder of Note A-3, as applicable.

10

“Note A-3 Securitization” shall mean the sale by the Note A-3 Holder of all or any portion of the Note A-3 to a depositor, who will in turn include such portion of Note A-3 as part of the securitization of one or more mortgage loans.

“Note Holder Representative” shall mean a Controlling Note Holder Representative or a Non-Controlling Note Holder Representative.

“Note Holder” shall mean with respect to any Note, the Initial Note Holder thereof, or any subsequent holder of such Note, together with its successors and assigns.

“Note Pledgee” shall have the meaning assigned to such term in Section 14(c).

“Note Register” shall have the meaning assigned to such term in Section 15.

“Operating Advisor” shall mean the operating advisor or its successor-in-interest, or any successor appointed as provided in the Lead Securitization Servicing Agreement.

“Original Promissory Note” shall have the meaning assigned to such term in the recitals.

“Owned Note” shall have the meaning assigned to such term in Section 32.

“P&I Advance” shall mean an advance made by a party to any Securitization Servicing Agreement, in respect of a delinquent monthly debt service payment on the Note securitized pursuant to such Securitization Servicing Agreement.

“Percentage Interest” shall mean with respect to any Note a fraction, expressed as a percentage, the numerator of which is the Principal Balance of such Note and the denominator of which is the sum of the Principal Balances of all Notes.

“Permitted Fund Manager” shall mean any Person that on the date of determination is (i) one of the entities on Exhibit C attached hereto and made a part hereof or any other nationally-recognized manager of investment funds investing in debt or equity interests relating to commercial real estate, (ii) investing through a fund with committed capital of at least $250,000,000 and (iii) not subject to a proceeding relating to the bankruptcy, insolvency, reorganization or relief of debtors.

“Pledge” shall have the meaning assigned to such term in Section 14(c).

“Principal Balance” with respect to any Note as of any date of determination shall mean the initial principal balance set forth on the Mortgage Loan Schedule, less any payments of principal thereon or reductions in such amount pursuant to Section 3 or Section 4, as applicable.

“Pro Rata and Pari Passu Basis” shall mean with respect to the Notes and the Note Holders, the allocation of any particular payment, collection, cost, expense, liability or other amount between such Notes or such Note Holders, as the case may be, without any priority of any such Note or any such Note Holder over another such Note or Note Holder, as the case may be, and in any event such that each Note or Note Holder, as the case may be, is allocated its

11

respective Percentage Interest of such particular payment, collection, cost, expense, liability or other amount.

“Qualified Institutional Lender” shall mean each of the Initial Note Holders (together with any affiliated transferee in connection with a transfer to a Securitization or for internal bookkeeping or other corporate purposes) and any other U.S. Person that is:

(a)               an entity Controlled by, Controlling or under common Control with any of the Initial Note Holders, or

(b)               the trustee on behalf of the trust certificates issued pursuant to a master trust agreement involving a CLO comprised of, or other securitization vehicle involving, assets deposited or transferred by a Note Holder and/or one or more Affiliates (whether with assets from others or not), provided that the securities issued in connection with such CLO or other securitization vehicle are rated by each of the Rating Agencies, that assigned a rating to one or more classes of securities issued in connection with the Lead Securitization, or

(c)               one or more of the following:

(i)                      an insurance company, bank, savings and loan association, investment bank, trust company, commercial credit corporation, pension plan, pension fund, pension fund advisory firm, mutual fund, real estate investment trust, governmental entity or plan, or

(ii)                   an investment company, money management firm or a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an “accredited investor” within the meaning of Rule 501(a) (1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended, or

(iii)                a Qualified Trustee in connection with (a) any securitization, (b) the creation of collateralized loan obligations (“CLO”) secured by, or (c) a financing through an “owner trust” of, a Note or any interest therein (any of the foregoing, a “Securitization Vehicle”), provided that (1) one or more classes of securities issued by such Securitization Vehicle is initially rated at least investment grade by each of the Rating Agencies that assigned a rating to one or more classes of securities issued in connection with such Securitization; (2) the special servicer of such Securitization Vehicle has a Required Special Servicer Rating or is otherwise acceptable to the Rating Agencies rating each Securitization (such entity, an “Approved Servicer”) and such Approved Servicer is required to service and administer such Note or any interest therein in accordance with servicing arrangements for the assets held by the Securitization Vehicle which require that such Approved Servicer act in accordance with a servicing standard notwithstanding any contrary direction or instruction from any other Person; or (3) in the case of a Securitization Vehicle that is a CLO, the CLO Asset Manager and, if applicable, each Intervening Trust Vehicle that is not administered and

12

managed by a CLO Asset Manager which is a Qualified Institutional Lender, are each a Qualified Institutional Lender under clauses (i), (ii), (iv) or (v) of this definition, or

(iv)               an investment fund, limited liability company, limited partnership or general partnership having capital and/or capital commitments of at least $250,000,000, in which (A) any Initial Note Holder, (B) a person that is otherwise a Qualified Institutional Lender under clause (i), (ii) or (v) (with respect to an institution substantially similar to the entities referred to in clause (i) or (ii) above), or (C) a Permitted Fund Manager, acts as a general partner, managing member, or the fund manager responsible for the day-to-day management and operation of such investment vehicle and provided that at least 50% of the equity interests in such investment vehicle are owned, directly or indirectly, by one or more entities that are otherwise Qualified Institutional Lenders (without regard to the capital surplus/equity and total asset requirements set forth below in the definition), or

(v)                  an institution substantially similar to any of the foregoing, and in the case of any entity referred to in clause (c)(i), (ii), (iii), (iv)(B) or (v) of this definition, (x) such entity has at least $200,000,000 in capital/statutory surplus or shareholders’ equity (except with respect to a pension advisory firm or similar fiduciary) and at least $600,000,000 in total assets (in name or under management), and (y) is regularly engaged in the business of making or owning commercial real estate loans (or interests therein) similar to the Mortgage Loan (or mezzanine loans with respect thereto) or owning or operating commercial real estate properties; provided that, in the case of the entity described in clause (iv)(B) above, the requirements of this clause (y) may be satisfied by a general partner, managing member, or the fund manager responsible for the day-to-day management and operation of such entity; or

(d)               any entity Controlled by any of the entities described in clause (c) above or approved by the Rating Agencies hereunder as a Qualified Institutional Lender for purposes of this Agreement, or as to which the Rating Agencies have stated they would not review such entity in connection with the subject transfer.

“Qualified Trustee” shall mean (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority, (ii) an institution insured by the Federal Deposit Insurance Corporation or (iii) an institution whose long-term senior unsecured debt is rated either of the then in effect top two rating categories of each of the applicable Rating Agencies.

“Rating Agencies” shall mean DBRS Morningstar, Fitch, KBRA, Moody’s and S&P and their respective successors in interest or, if any of such entities shall for any reason no longer perform the functions of a securities rating agency, any other nationally recognized statistical rating agency reasonably designated by any Note Holder to rate the securities issued in

13

connection with the Securitization of the related Note; provided, however, that, at any time during which the Mortgage Loan is an asset of one or more Securitizations, “Rating Agencies” or “Rating Agency” shall mean only those rating agencies that are engaged from time to time to rate the securities issued in connection with the Securitizations of the Notes.

“Rating Agency Confirmation” shall mean each of the applicable Rating Agencies shall have confirmed in writing that the occurrence of the event with respect to which such Rating Agency Confirmation is sought shall not result in a downgrade, qualification or withdrawal of the applicable rating or ratings ascribed by such Rating Agency to any of the Certificates then outstanding. In the event that no Certificates are outstanding, any action that would otherwise require a Rating Agency Confirmation shall require the consent of the holder of Note A-1, which consent shall not be unreasonably withheld, conditioned or delayed.

For the purposes of this Agreement, if any Rating Agency (1) waives, declines or refuses, in writing, to review or otherwise engage any request for a confirmation hereunder from such Rating Agency that a proposed action will not result in a qualification, downgrade or withdrawal of its then current rating of the securities issued pursuant to the related Securitization, or (2) does not reply to such request or responds in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation and the related timing, notice and other applicable provisions set forth in the Lead Securitization Servicing Agreement and each Non-Lead Securitization Servicing Agreement, as applicable, have been satisfied, then for such request only, the condition that such confirmation by such Rating Agency (only) be obtained will be deemed not to apply for purposes of this Agreement. For purposes of clarity, any such waiver, declination or refusal to review or otherwise engage in any request for such confirmation hereunder shall not be deemed a waiver, declination or refusal to review or otherwise engage in any subsequent request for such Rating Agency Confirmation hereunder and the condition for such Rating Agency Confirmation pursuant to this Agreement for any subsequent request shall apply regardless of any previous waiver, declination or refusal to review or otherwise engage in such prior request.

“Redirection Notice” shall have the meaning assigned to such term in Section 14(c).

“Regulation AB” shall mean Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time; provided, however, that nothing in this definition suggests or mandates early compliance with any provision of the rules.

“REMIC” shall have the meaning assigned to such term in Section 5(d).

“Required Special Servicer Rating” shall mean with respect to a special servicer (i) in the case of Fitch, a rating of “CSS3”, (ii) in the case of S&P, such special servicer is on S&P’s Select Servicer List as a U.S. Commercial Mortgage Special Servicer, (iii) in the case of Moody’s, within the twelve (12) month period prior to the date of determination, such special servicer has acted as special servicer for one or more loans included in a commercial mortgage

14

loan securitization that was rated by Moody’s and Moody’s has not downgraded or withdrawn the then-current rating on any class of commercial mortgage securities or placed any class of commercial mortgage securities on watch citing the continuation of such special servicer as special servicer of such commercial mortgage loans, (iv) in the case of KBRA, KBRA has not cited servicing concerns of such special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by such special servicer prior to the time of determination, and (v) in the case of DBRS Morningstar, the replacement special servicer either (a) has a then-current special servicer ranking of at least “MOR CS3” by DBRS Morningstar (if ranked by DBRS Morningstar) or (b) is currently acting as special servicer on a transaction-level basis on a commercial mortgage loan securitization currently rated by DBRS Morningstar that currently has securities outstanding and for which DBRS Morningstar has not downgraded or withdrawn the then current rating on any class of commercial mortgage securities or placed any class of commercial mortgage securities on watch citing the continuation of such special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by such special servicer prior to the time of determination.

“Resizing Entity” shall have the meaning assigned to such term in Section 32.

“S&P” shall mean S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC and its successors in interest.

“Securitization” shall mean one or more sales by the holder of a Note of all or a portion of such Note to a depositor, who will in turn include such portion of such Note as part of a Securitization of one or more mortgage loans.

“Securitization Date” shall mean the effective date on which the Securitization of the first Note or portion thereof is consummated.

“Securitization Servicing Agreement” shall mean the Lead Securitization Servicing Agreement or any Non-Lead Securitization Servicing Agreement.

“Securitization Trust” shall mean a trust formed pursuant to a Securitization pursuant to which any Note is held.

“Securitization Vehicle” shall have the meaning assigned to such term in the definition of “Qualified Institutional Lender.”

“Servicer” shall mean the Master Servicer or the Special Servicer, as the context may require.

“Servicer Termination Event” shall have the meaning assigned to such term in the Lead Securitization Servicing Agreement or at any time that the Mortgage Loan is no longer subject to the provisions of the Lead Securitization Servicing Agreement, any analogous concept under the servicing agreement pursuant to which the Mortgage Loan is being serviced in accordance with the terms of this Agreement.

15

“Servicing Advance” shall have the meaning assigned to such term in the Lead Securitization Servicing Agreement.

“Servicing Standard” shall have the meaning assigned to such term or an analogous term in the Lead Securitization Servicing Agreement. The Servicing Standard in the Lead Securitization Servicing Agreement shall require, among other things, that each Servicer, in servicing the Mortgage Loan, must take into account the interests of each Note Holder.

“Special Servicer” shall mean the special servicer or its successor-in-interest, or any successor appointed as provided in the Lead Securitization Servicing Agreement.

“Specially Serviced Loan” shall have the meaning assigned to such term in the Lead Securitization Servicing Agreement.

“Taxes” shall mean any income or other taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature, now or hereafter imposed by any jurisdiction or by any department, agency, state or other political subdivision thereof or therein.

“Transfer” shall have the meaning assigned to such term in Section 14.

“Trustee” shall mean the trustee or its successor-in-interest, or any successor Trustee appointed as provided in the Lead Securitization Servicing Agreement.

“U.S. Person” shall mean a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury Regulations) created or organized in or under the laws of the United States, any State thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, a trust in existence on August 20, 1996 which has elected to be treated as a U.S. Person).

Section 2.                Servicing of the Mortgage Loan.

(a)                     Each Note Holder acknowledges and agrees that, subject to this Agreement, (i) prior to the Lead Securitization Date, the Mortgage Loan shall be serviced by the Initial Note A-1 Holder or its designee and (ii) from and after the Lead Securitization Date, the Mortgage Loan shall be serviced by the Lead Securitization Master Servicer and the Lead Securitization Special Servicer pursuant to the terms of this Agreement and the terms of the Lead Securitization Servicing Agreement. Each Note Holder acknowledges that any other Note Holder may elect, in its sole discretion, to include its Note in a Securitization and agrees that it will, subject to Section 26, reasonably cooperate with such other Note Holder, at such other Note Holder’s expense, to effect such Securitization. Subject to the terms and conditions of this Agreement, each Note Holder hereby irrevocably and unconditionally consents to the appointment of the Master Servicer, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator and the Trustee under the Lead Securitization Servicing Agreement by the Depositor and the appointment of the Special Servicer by the Controlling Note Holder and

16

agrees to reasonably cooperate with the Master Servicer and the Special Servicer with respect to the servicing of the Mortgage Loan in accordance with the Lead Securitization Servicing Agreement. In no event shall the Lead Securitization Servicing Agreement require the Servicer to enforce the rights of any Note Holder or limit the Servicer in enforcing the rights of one Note Holder against any other Note Holder; however, this statement shall not be construed to otherwise limit the rights of one Note Holder with respect to any other Note Holder. Each Servicer shall be required pursuant to the Lead Securitization Servicing Agreement to service the Mortgage Loan in accordance with the Servicing Standard, the terms of the Mortgage Loan Documents, the Lead Securitization Servicing Agreement and applicable law, and shall not take any action or refrain from taking any action or follow any direction inconsistent with the foregoing.

If, at any time following the Lead Securitization Date the Mortgage Loan is no longer subject to the provisions of the Lead Securitization Servicing Agreement, the Note Holders agree to cause the Mortgage Loan to be serviced by one or more servicers, each of which has been agreed upon by the Note Holders, pursuant to a servicing agreement that has servicing terms substantially similar to the Lead Securitization Servicing Agreement and all references herein to the “Lead Securitization Servicing Agreement” shall mean such subsequent servicing agreement; provided, however, that if a Non-Lead Securitization Note is in a Securitization, then a written confirmation shall have been obtained from each Rating Agency that the appointment of the servicer(s) pursuant to such servicing agreement would not, in and of itself, cause a downgrade, qualification or withdrawal of the then-current ratings assigned to the securities issued in connection with such Securitization; provided, further, however, that until a replacement servicing agreement has been entered into, the Lead Securitization Note Holder shall cause the Mortgage Loan to be serviced pursuant to the provisions of the Lead Securitization Servicing Agreement as if such agreement was still in full force and effect with respect to the Mortgage Loan, by the Servicer in the Lead Securitization or by any Person appointed by the Lead Securitization Note Holder that is a qualified servicer meeting the requirements of the Lead Securitization Servicing Agreement.

(b)               The Master Servicer shall be the master servicer on the Mortgage Loan, and from time to time it (or the Trustee or Special Servicer, to the extent provided in the Lead Securitization Servicing Agreement) shall make the following advances, subject to the terms of the Lead Securitization Servicing Agreement and this Agreement: (i) Servicing Advances on the Mortgage Loan and (ii) P&I Advances on the Lead Securitization Note. The Master Servicer, the Special Servicer and the Trustee, as applicable, will be entitled to reimbursement for a Servicing Advance, first from funds on deposit in the Collection Account or Companion Distribution Account for the Mortgage Loan that (in any case) represent amounts received on or in respect of the Mortgage Loan, and then, in the case of Nonrecoverable Servicing Advances, if such funds on deposit in the Collection Account or Companion Distribution Account are insufficient, from general collections of the Lead Securitization as provided in the Lead Securitization Servicing Agreement. The Master Servicer, the Special Servicer and the Trustee, as applicable, will be entitled to reimbursement for Advance Interest on a Servicing Advance or a Nonrecoverable Servicing Advance, in the manner and from the sources provided in the Lead Securitization Servicing Agreement, including from general collections of the Lead Securitization. Notwithstanding the foregoing, to the extent the Master Servicer, the Special Servicer or the Trustee, as applicable, obtains funds from general collections of the Lead

17

Securitization as a reimbursement for a Nonrecoverable Servicing Advance or any Advance Interest on a Servicing Advance or a Nonrecoverable Servicing Advance, the Non-Lead Securitization Note Holder (including any Securitization Trust into which such Non-Lead Securitization Note is deposited) shall be required to, promptly following notice from the Master Servicer, reimburse the Lead Securitization for its pro rata share of such Nonrecoverable Servicing Advance or Advance Interest.

In addition, the Non-Lead Securitization Note Holder (including, but not limited to, any Securitization Trust into which such Non-Lead Securitization Note is deposited) shall be required to, promptly following notice from the Master Servicer, pay or reimburse the Lead Securitization for such Non-Lead Securitization Note Holder’s pro rata share of any fees, costs or expenses incurred in connection with the servicing and administration of the Mortgage Loan as to which the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor, the Asset Representations Reviewer or the Depositor, as applicable, is entitled to be reimbursed pursuant to the Lead Securitization Servicing Agreement and any fees, costs or expenses related to obtaining a Rating Agency Confirmation, to the extent amounts on deposit in the Collection Account or Companion Distribution Account that are allocated to the related Non-Lead Securitization Note are insufficient for reimbursement of such amounts (and to the extent that funds from general collections in the Lead Securitization are applied towards the Lead Securitization Note Holders pro rata share of such insufficiency). The Non-Lead Securitization Note Holder agrees to indemnify (as and to the same extent the Lead Securitization Trust is required to indemnify each of the following parties in respect of other mortgage loans in the Lead Securitization Trust pursuant to the terms of the Lead Securitization Servicing Agreement) each of the Depositor under the Lead Securitization Servicing Agreement, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee (and any director, officer, employee or agent of any of the foregoing, to the extent such parties are identified as indemnified parties in the Lead Securitization Servicing Agreement in respect of other mortgage loans) (the “Indemnified Parties”) against any claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of the Mortgage Loan (or, with respect to the Operating Advisor or the Asset Representations Reviewer, incurred in connection with the provision of services for the Mortgage Loan) under the Lead Securitization Servicing Agreement (collectively, the “Indemnified Items”) to the extent of its pro rata share of such Indemnified Items, and to the extent amounts on deposit in the Collection Account or Companion Distribution Account that are allocated to the related Non-Lead Securitization Note are insufficient for reimbursement of such amounts, the Non-Lead Securitization Note Holder shall be required to, promptly following notice from the Master Servicer, reimburse each of the applicable Indemnified Parties for its pro rata share of the insufficiency; provided, however, that the Non-Lead Securitization Note Holder’s duty to pay Indemnified Items to the Operating Advisor shall be subject to any limitations and conditions (including limitations and conditions with respect to the timing of such payments and the sources of funds for such payments) as may be set forth from time to time in the Non-Lead Securitization Servicing Agreement.

Any Non-Lead Master Servicer may be required to make P&I Advances on the respective Non-Lead Securitization Note, from time to time, subject to the terms of the related Non-Lead Securitization Servicing Agreement, the Lead Securitization Servicing Agreement and

18

this Agreement. The Master Servicer, the Special Servicer and the Trustee, as applicable, shall be entitled to make their own recoverability determination with respect to a P&I Advance to be made on the Lead Securitization Note based on the information that they have on hand and in accordance with the Lead Securitization Servicing Agreement. Any Non-Lead Master Servicer, Non-Lead Special Servicer or Non-Lead Trustee under any Non-Lead Securitization Servicing Agreement, as applicable, shall be entitled to make its own recoverability determination with respect to a P&I Advance to be made on the related Non-Lead Securitization Note based on the information that they have on hand and in accordance with the Non-Lead Securitization Servicing Agreement. The Master Servicer and the Trustee, as applicable, and any Non-Lead Master Servicer or the Non-Lead Trustee, as applicable, shall be required to notify the other of the amount of its P&I Advance within two (2) Business Days of making such advance. If the Master Servicer, the Special Servicer or the Trustee, as applicable (with respect to the Lead Securitization Note) or a Non-Lead Master Servicer, Non-Lead Special Servicer or the Non-Lead Trustee, as applicable (with respect to the Non-Lead Securitization Note), determines that a proposed P&I Advance, if made, would be non-recoverable or an outstanding P&I Advance is or would be non-recoverable, or if the Master Servicer, the Special Servicer or the Trustee, as applicable, subsequently determines that a proposed Servicing Advance would be non-recoverable or an outstanding Servicing Advance is or would be non-recoverable, then the Master Servicer or the Trustee (as provided in the Lead Securitization Servicing Agreement, in the case of a determination of non-recoverability by the Master Servicer, the Special Servicer or the Trustee) or such Non-Lead Master Servicer or Non-Lead Trustee (as provided in the related Non-Lead Securitization Servicing Agreement, in the case of the a determination of non-recoverability by a Non-Lead Master Servicer, a Non-Lead Special Servicer or a Non-Lead Trustee) shall notify the Master Servicer and the Trustee, or the related Non-Lead Master Servicer and the related Non-Lead Trustee, as the case may be, of such other Securitization within two (2) Business Days of making such determination. Each of the Master Servicer and the Trustee, any Non-Lead Master Servicer and any Non-Lead Trustee, as applicable, shall only be entitled to reimbursement for a P&I Advance that becomes non-recoverable first from the Collection Account or Companion Distribution Account from amounts allocable to the Note for which such P&I Advance was made, and then, if funds are insufficient, (i) in the case of the Lead Securitization Note, from general collections of the Lead Securitization Trust, pursuant to the terms of the Lead Securitization Servicing Agreement and (ii) in the case of the Non-Lead Securitization Note, from general collections of the related Securitization Trust, as and to the extent provided in the related Non-Lead Securitization Servicing Agreement.

(c)               The Non-Lead Securitization Note Holder, if the Non-Lead Securitization Note is included in a Securitization, shall cause the applicable Non-Lead Securitization Servicing Agreement to contain provisions to the effect that:

(i)                        such Non-Lead Securitization Note Holder shall be responsible for its pro rata share of any Servicing Advances (and advance interest thereon) and any “additional trust fund expenses” (including compensation due to the Master Servicer and the Special Servicer to the extent related to the servicing and administration of the Mortgage Loan and the Mortgaged Property), but only to the extent that they relate to servicing and administration of the Notes and the Mortgaged Property, including without limitation, any unpaid Special Servicing Fees, Liquidation Fees and Workout Fees relating to the Notes, and that in the event that the funds received with respect to each respective Note

19

are insufficient to cover such Servicing Advances or “additional trust fund expenses”, (i) the related Non-Lead Master Servicer will be required to, promptly following notice from the Master Servicer, reimburse the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor or the Trustee, as applicable, out of general funds in the collection account (or equivalent account) established under such Non-Lead Securitization Servicing Agreement for such Non-Lead Securitization Note Holder’s pro rata share of any such Nonrecoverable Servicing Advances and/or “additional trust fund expenses”, and (ii) if the Lead Securitization Servicing Agreement permits the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor or the Trustee to reimburse itself from the Lead Securitization Trust’s general account, then the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor or the Trustee, as applicable, may do so and the related Non-Lead Master Servicer will be required to, promptly following notice from the Master Servicer, pay or reimburse the Lead Securitization Trust out of general funds in the collection account (or equivalent account) established under such Non-Lead Securitization Servicing Agreement for such Non-Lead Securitization Note Holder’s pro rata share of any such Nonrecoverable Servicing Advances and/or “additional trust fund expenses” (including compensation due to the Master Servicer and the Special Servicer to the extent related to the servicing and administration of the Mortgage Loan and the Mortgaged Property);

(ii)                     each of the Indemnified Parties shall be indemnified (as and to the same extent the Lead Securitization Trust is required to indemnify each of such Indemnified Parties in respect of other mortgage loans in the Lead Securitization Trust pursuant to the terms of the Lead Securitization Servicing Agreement and, in the case of the Lead Securitization Trust, to the extent of any “additional trust fund expenses” with respect to the Mortgage Loan) by any Non-Lead Securitization Trust, against any of the Indemnified Items to the extent of its pro rata share of such Indemnified Items, and to the extent amounts on deposit in the “Serviced Pari Passu Companion Loan Custodial Account” are insufficient for reimbursement of such amounts, the related Non-Lead Master Servicer will be required to reimburse each of the applicable Indemnified Parties for its pro rata share of the insufficiency out of general funds in the collection account (or equivalent account) established under such Non-Lead Securitization Servicing Agreement; provided, however, that the Non-Lead Securitization Servicing Agreement may include limitations and conditions on the payment or reimbursement of Indemnified Items to the Operating Advisor (including limitations and conditions with respect to the timing of such payments or reimbursements and the sources of funds for such payments or reimbursements);

(iii)                  the related Non-Lead Certificate Administrator will be required to deliver to the Trustee, the Certificate Administrator, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer and Master Servicer notice of any subsequent change in the identity of the Non-Lead Master Servicer or the party designated to exercise the rights of the “Non-Controlling Note Holder” with respect to such Non-Lead Securitization Note under this Agreement (together with the relevant contact information);

20

(iv)                 any matter affecting the servicing and administration of the Mortgage Loan that requires delivery of a Rating Agency Confirmation pursuant to the Lead Securitization Servicing Agreement shall also require delivery of a Rating Agency Confirmation under any Non-Lead Securitization Servicing Agreement; and

(v)                    the Master Servicer and the Special Servicer and the Lead Securitization Trust shall be third party beneficiaries of the foregoing provisions.

(d)             The Lead Securitization Servicing Agreement shall contain the provisions and comply with the terms set forth on Schedule I to this Agreement.

(e)              If the Securitization of any Non-Lead Securitization Note occurs prior to the Note A-1 Securitization, the Note A-1 Holder shall provide the Non-Lead Depositor, the Non-Lead Master Servicer and the Non-Lead Special Servicer under any such Non-Lead Securitization (provided such party is not also a party to the Lead Securitization Servicing Agreement) notice of the Note A-1 Securitization in writing (which may be by e-mail) promptly following the Note A-1 Securitization Date. Such notice shall contain contact information for each of the parties to the Lead Securitization Servicing Agreement. In addition, if the Securitization of any Non-Lead Securitization Note occurs prior to the Note A-1 Securitization, then after the Note A-1 Securitization Date, the Note A-1 Holder shall send a copy of the Lead Securitization Servicing Agreement to the Non-Lead Depositor, the Non-Lead Master Servicer and the Non-Lead Special Servicer under any applicable Non-Lead Securitization Servicing Agreement (provided such party is not also a party to the Lead Securitization Servicing Agreement).

Section 3.                Priority of Payments. Each Note shall be of equal priority, and no portion of any Note shall have priority or preference over any portion of any other Note or security therefor.  All amounts tendered by the Mortgage Loan Borrower or otherwise available for payment on or with respect to or in connection with the Mortgage Loan or the Mortgaged Property or amounts realized as proceeds thereof, whether received in the form of Monthly Payments, the Balloon Payment, Liquidation Proceeds, proceeds under any guaranty, letter of credit or other collateral or instrument securing the Mortgage Loan, Condemnation Proceeds, or Insurance Proceeds (other than proceeds, awards or settlements to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgage Loan Borrower in accordance with the terms of the Mortgage Loan Documents), but excluding (x) all amounts for required reserves or escrows required by the Mortgage Loan Documents (to the extent, in accordance with the terms of the Mortgage Loan Documents) to be held as reserves or escrows or received as reimbursements on account of recoveries in respect of property protection expenses or Servicing Advances then due and payable or reimbursable to the Trustee or any Servicer under the Lead Securitization Servicing Agreement and (y) all amounts that are then due, payable or reimbursable (except for (i) any reimbursements of P&I Advances (and interest thereon) made with respect to any Note, which may only be reimbursed out of payments and collections allocable to such Note, (ii) any Servicing Fees due to the Master Servicer in excess of the portion of such Servicing Fees calculated at the “primary servicing fee rate” (or analogous term) applicable to the Mortgage Loan as set forth in the Lead Securitization Servicing Agreement) to any Servicer (or the Trustee as successor to the Servicer), with respect to the Mortgage Loan pursuant to the Lead Securitization Servicing Agreement (including without limitation, any

21

additional trust fund expenses relating to the Mortgage Loan and any Special Servicing Fees, Liquidation Fees, Workout Fees, Penalty Charges (to the extent provided in the immediately following paragraph), amounts paid by the Borrower in respect of modification fees or assumption fees and any other additional compensation payable pursuant to the Lead Securitization Servicing Agreement), shall be applied by the Lead Securitization Note Holder (or its designee) to the Notes on a Pro Rata and Pari Passu Basis.

Penalty Charges (as such term or an analogous term is defined in the Lead Securitization Servicing Agreement) paid shall be allocated to the Notes on a Pro Rata and Pari Passu Basis and applied first, to reduce, on a pro rata basis, the amounts payable on each Note by the amount necessary to pay the Master Servicer, the Trustee or the Special Servicer for any interest accrued on any Servicing Advances and reimbursement of any Servicing Advances in accordance with the terms of the Lead Securitization Servicing Agreement, second, to reduce the respective amounts payable on each Note by the amount necessary to pay the Master Servicer, Trustee, any Non-Lead Master Servicer or any Non-Lead Trustee, as applicable, for any interest accrued on any P&I Advance made with respect to such Note by such party (if and as specified in the Lead Securitization Servicing Agreement or applicable Non-Lead Securitization Servicing Agreement, as applicable), third, to reduce, on a pro rata basis, the amounts payable on each Note by the amount necessary to pay “additional trust fund expenses” (other than Special Servicing Fees, unpaid Workout Fees and Liquidation Fees) incurred with respect to the Mortgage Loan (as specified in the Lead Securitization Servicing Agreement) and finally, (i) in the case of the remaining amount of Penalty Charges allocable to the Lead Securitization Note, be paid to the Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the Lead Securitization Servicing Agreement and (ii) in the case of the remaining amount of Penalty Charges allocable to each Non-Lead Securitization Note, be paid, (x) prior to the securitization of any such Note, to the related Non-Lead Securitization Note Holder and (y) following the securitization of any such Note, to the Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the Lead Securitization Servicing Agreement.

Section 4.                Workout. Notwithstanding anything to the contrary contained herein, but subject to the terms and conditions of the Lead Securitization Servicing Agreement, and the obligation to act in accordance with the Servicing Standard, if the Lead Securitization Note Holder, or any Servicer, in connection with a workout or proposed workout of the Mortgage Loan, modifies the terms thereof such that (i) the principal balance of the Mortgage Loan is decreased, (ii) the Interest Rate is reduced, (iii) payments of interest or principal on any Note are waived, reduced or deferred or (iv) any other adjustment is made to any of the payment terms of the Mortgage Loan, such modification shall not alter, and any modification of the Mortgage Loan Documents shall be structured to preserve, the equal priorities of each Note as described in Section 3.

Section 5.                Administration of the Mortgage Loan.

(a)             Subject to this Agreement (including but not limited to Section 5(b)) and the Lead Securitization Servicing Agreement and subject to the rights and consents, where required, of the Controlling Note Holder Representative, the Lead Securitization Note Holder (or the Master Servicer, the Special Servicer or the Trustee acting on behalf of the Lead

22

Securitization Note Holder) shall have the sole and exclusive authority with respect to the administration of, and exercise of rights and remedies with respect to, the Mortgage Loan, including, without limitation, the sole authority to modify or waive any of the terms of the Mortgage Loan Documents or consent to any action or failure to act by the Mortgage Loan Borrower or any other party to the Mortgage Loan Documents, call or waive any Event of Default, accelerate the Mortgage Loan or institute any foreclosure action or other remedy, and the Non-Lead Securitization Note Holder shall have no voting, consent or other rights whatsoever except as explicitly set forth herein with respect to the Lead Securitization Note Holder’s administration of, or exercise of its rights and remedies with respect to, the Mortgage Loan. Subject to this Agreement and the Lead Securitization Servicing Agreement, the Non-Lead Securitization Note Holder agrees that it shall have no right to, and the Non-Lead Securitization Note Holders each hereby presently and irrevocably assigns and conveys to the Lead Securitization Note Holder (or the Master Servicer, the Special Servicer or the Trustee acting on behalf of the Lead Securitization Note Holder) the rights, if any, that such Note Holder has to, (i) call or cause the Lead Securitization Note Holder to call an Event of Default under the Mortgage Loan, or (ii) exercise any remedies with respect to the Mortgage Loan or the Mortgage Loan Borrower, including, without limitation, filing or causing the Lead Securitization Note Holder to file any bankruptcy petition against the Mortgage Loan Borrower. The Lead Securitization Note Holder (or the Master Servicer, the Special Servicer or the Trustee acting on behalf of the Lead Securitization Note Holder) shall not have any fiduciary duty to the Non-Lead Securitization Note Holder in connection with the administration of the Mortgage Loan (but the foregoing shall not relieve the Lead Securitization Note Holder from the obligation to make any disbursement of funds as set forth herein or its obligation to follow the Servicing Standard (in the case of the Master Servicer or the Special Servicer) or any liability for failure to do so).

Each Note Holder hereby irrevocably appoints the Master Servicer, the Special Servicer and the Trustee in the Lead Securitization as such Note Holder’s attorney-in-fact to sign any documents reasonably required with respect to the administration and servicing of the Mortgage Loan on its behalf under the Lead Securitization Servicing Agreement (subject at all times to the rights of the Note Holder set forth herein and in the Lead Securitization Servicing Agreement).

Upon the Mortgage Loan becoming a Defaulted Loan, the Non-Lead Securitization Note Holder hereby acknowledges the right and obligation of the Lead Securitization Note Holder (or the Special Servicer acting on behalf of the Lead Securitization Note Holder) to sell the Notes together as notes evidencing one whole loan in accordance with the terms of the Lead Securitization Servicing Agreement. In connection with any such sale, the Special Servicer shall be required to sell the Notes together as notes evidencing one whole loan and shall require that all offers be submitted to the Trustee in writing.

The Lead Securitization Note Holder (or the Special Servicer acting on behalf of the Lead Securitization Note Holder) shall not be permitted to sell the Mortgage Loan without the written consent of the Non-Lead Securitization Note Holders unless the Special Servicer has delivered to such Non-Lead Securitization Note Holders: (a) at least fifteen (15) Business Days prior written notice of any decision to attempt to sell the Mortgage Loan; (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments

23

to such bid packages) received by the Special Servicer in connection with any such proposed sale, (c) at least ten (10) days prior to the proposed sale date, a copy of the most recent Appraisal for the Mortgage Loan, and any documents in the Servicing File requested by such Non-Lead Securitization Note Holders and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the related “Subordinate Class Representative” (or other similar term)) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Master Servicer or the Special Servicer in connection with the proposed sale provided that such Non-Lead Securitization Note Holders may waive any of the delivery or timing requirements set forth in this sentence. Subject to the foregoing, each of the Controlling Note Holder, the Controlling Note Holder Representative, the Non-Lead Securitization Note Holders and any Non-Controlling Note Holder Representative shall be permitted to bid at any sale of the Mortgage Loan unless such Person is the Mortgage Loan Borrower or an agent or Affiliate of the Mortgage Loan Borrower.

Each Note Holder (to the extent it is not the same entity as the Lead Securitization Note Holder) hereby appoints the Lead Securitization Note Holder as its agent, and grants to the Lead Securitization Note Holder an irrevocable power of attorney coupled with an interest, and its proxy, for the purpose of soliciting and accepting offers for and consummating the sale of its Note. Each Note Holder (to the extent it is not the same entity as the Lead Securitization Note Holder) further agrees that, upon the request of the Lead Securitization Note Holder, such Note Holder shall execute and deliver to or at the direction of the Lead Securitization Note Holder such powers of attorney or other instruments as the Lead Securitization Note Holder may reasonably request to better assure and evidence the foregoing appointment and grant, in each case promptly following request, and shall deliver its original Note, endorsed in blank, to or at the direction of the Lead Securitization Note Holder in connection with the consummation of any such sale.

The authority of the Lead Securitization Note Holder to sell the Non-Lead Securitization Note, and the obligations of any other Note Holder to execute and deliver instruments or deliver the related Note upon request of the Lead Securitization Note Holder, shall terminate and cease to be of any further force or effect upon the date, if any, upon which the Lead Securitization Note is repurchased by the holder of such Lead Securitization Note that sold such Lead Securitization Note into such Securitization from the trust fund established under the Lead Securitization Servicing Agreement in connection with a material breach of a representation or warranty made by such Person with respect to the Lead Securitization Note or a material document defect with respect to the documents delivered by such Person with respect to the Lead Securitization Note upon the consummation of the Lead Securitization. The preceding sentence shall not be construed to grant to the Non-Lead Securitization Note Holder the benefit of any representation or warranty made by the holder of the Lead Securitization Note that sold such Lead Securitization Note into the Lead Securitization or any document delivery obligation imposed on such Person under any mortgage loan purchase and sale agreement, instrument of transfer or other document or instrument that may be executed or delivered by such Person in connection with the Lead Securitization.

(b)            The Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) shall be required:

24

(i) to provide copies of any notice, information and report that it is required to provide to the Lead Securitization Subordinate Class Representative pursuant to the Lead Securitization Servicing Agreement with respect to any Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report relating to the Mortgage Loan, to the Non-Lead Securitization Note Holder (or its related Note Holder Representative), within the same time frame it is required to provide to the Lead Securitization Subordinate Class Representative (for this purpose, without regard to whether such items are actually required to be provided to the Lead Securitization Subordinate Class Representative under the Lead Securitization Servicing Agreement due to the expiration of a Control Termination Event or a Consultation Termination Event) and

(ii) to consult with the Non-Controlling Note Holder (or its Non-Controlling Note Holder Representative) on a strictly non-binding basis with respect to any such Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report relating to the Mortgage Loan, and consider alternative actions recommended by such Non-Controlling Note Holder (or its Non-Controlling Note Holder Representative); provided that after the expiration of a period of ten (10) Business Days from the delivery to such Non-Controlling Note Holder (or its Non-Controlling Note Holder Representative) by the Lead Securitization Note Holder of written notice of a proposed action, together with copies of the notice, information and report required to be provided to the Lead Securitization Subordinate Class Representative, the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) shall no longer be obligated to consult with such Non-Controlling Note Holder (or its Non-Controlling Note Holder Representative), whether or not such Non-Controlling Note Holder (or its Non-Controlling Note Holder Representative) has responded within such ten (10) Business Day period (unless, the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) Business Day period shall be deemed to begin anew from the date of such proposal and delivery of all information relating thereto).

Notwithstanding the consultation rights of the Non-Controlling Note Holder (or its Non-Controlling Note Holder Representative) set forth in the immediately preceding sentence, the Lead Securitization Note Holder (or Master Servicer or Special Servicer, acting on its behalf) may take any Major Decision or any action set forth in the Asset Status Report before the expiration of the aforementioned ten (10) Business Day period if the Lead Securitization Note Holder (or Master Servicer or Special Servicer, as applicable) determines that immediate action with respect thereto is necessary to protect the interests of the Note Holders. In no event shall the Lead Securitization Note Holder (or Master Servicer or Special Servicer, acting on its behalf) be obligated at any time to follow or take any alternative actions recommended by the Non-Controlling Note Holder (or its Non-Controlling Note Holder Representative).

In addition to the consultation rights of the Non-Controlling Note Holder (or its Non-Controlling Note Holder Representative) provided for above, the Non-Controlling Note Holder shall have the right to attend annual meetings (which may be held telephonically or in person, in the discretion of the Master Servicer) with the Lead Securitization Note Holder (or the

25

Master Servicer or the Special Servicer acting on its behalf), upon reasonable notice and at times reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, in which servicing issues related to the Mortgage Loan are discussed.

(c)               If any Note is included as an asset of a real estate mortgage investment conduit (a “REMIC”), within the meaning of Section 860D(a) of the Code, then, any provision of this Agreement to the contrary notwithstanding: (i) the Mortgage Loan shall be administered such that the Notes shall qualify at all times as (or as interests in) a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, (ii) any real property (and related personal property) acquired by or on behalf of the Note Holders pursuant to a foreclosure, exercise of a power of sale or delivery of a deed in lieu of foreclosure of the Mortgage or lien on such property following a default on the Mortgage Loan shall be administered so that the interest of the pro rata share of each Note Holder therein shall at all times qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code and (iii) no Servicer may modify, waive or amend any provision of the Mortgage Loan, consent to or withhold consent from any action of the Mortgage Loan Borrower, or exercise or refrain from exercising any powers or rights which the Note Holders may have under the Mortgage Loan Documents, if any such action would constitute a “significant modification” of the Mortgage Loan, within the meaning of Section 1.860G-2(b) of the regulations of the United States Department of the Treasury, more than three (3) months after the startup day of the REMIC which includes the Notes (or any portion thereof). Each Note Holder agrees that the provisions of this paragraph shall be effected by compliance with any REMIC provisions in the Lead Securitization Servicing Agreement relating to the administration of the Mortgage Loan.

In the event that one of the Notes is included in a REMIC, such other Note Holder shall not be required to reimburse such Note Holder or any other Person for payment of (i) any taxes imposed on such REMIC, (ii) any costs or expenses relating to the administration of such REMIC or to any determination respecting the amount, payment or avoidance of any tax under such REMIC or (iii) any advances for any of the foregoing or any interest thereon or for deficits in other items of disbursement or income resulting from the use of funds for payment of any such taxes, costs or expenses or advances, nor shall any disbursement or payment otherwise distributable to any other Note Holder be reduced to offset or make-up any such payment or deficit.

(d)               Prior to the Securitization of any Note (including any New Note), all notices, reports, information or other deliverables required to be delivered to a Note Holder pursuant to this Agreement or the Lead Securitization Servicing Agreement by the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) only need to be delivered to the related Note Holder (or its Note Holder Representative) and, when so delivered to such Note Holder (or Note Holder Representative, as applicable), the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) shall be deemed to have satisfied its delivery obligations with respect to such items hereunder or under the Lead Securitization Servicing Agreement. Following the Securitization of any Note (including any New Note), as applicable, all notices, reports, information or other deliverables required to be delivered to a Note Holder pursuant to this Agreement or the Lead Securitization Servicing Agreement by the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) shall be delivered to the master servicer

26

and the special servicer with respect to such Securitization (who then may forward such items to the party entitled to receive such items as and to the extent provided in the related Securitization Servicing Agreement) and, when so delivered to such master servicer and the special servicer, the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) shall be deemed to have satisfied its delivery obligations with respect to such items hereunder or under the Lead Securitization Servicing Agreement.

Section 6.                Rights of the Controlling Note Holder; Rights of the Non-Controlling Note Holder.

(a)               The Controlling Note Holder shall have the right at any time to appoint a representative in connection with the exercise of its rights and obligations with respect to the Mortgage Loan (the “Controlling Note Holder Representative”). The Controlling Note Holder shall have the right in its sole discretion at any time and from time to time to remove and replace the Controlling Note Holder Representative. When exercising its various rights under Section 5 and elsewhere in this Agreement, the Controlling Note Holder may, at its option, in each case, act through the Controlling Note Holder Representative. The Controlling Note Holder Representative may be any Person (other than the Mortgage Loan Borrower, its principal or any Affiliate of the Mortgage Loan Borrower), including, without limitation, the Controlling Note Holder, any officer or employee of the Controlling Note Holder, any affiliate of the Controlling Note Holder or any other unrelated third party. No such Controlling Note Holder Representative shall owe any fiduciary duty or other duty to any other Person (other than the Controlling Note Holder). All actions that are permitted to be taken by the Controlling Note Holder under this Agreement may be taken by the Controlling Note Holder Representative acting on behalf of the Controlling Note Holder. No Servicer acting on behalf of the Lead Securitization Note Holder shall be required to recognize any Person as a Controlling Note Holder Representative until the Controlling Note Holder has notified the Servicer or Trustee of such appointment and, if the Controlling Note Holder Representative is not the same Person as the Controlling Note Holder, the Controlling Note Holder Representative provides any Servicer or Trustee with written confirmation of its acceptance of such appointment, an address and telecopy number for the delivery of notices and other correspondence and a list of officers or employees of such person with whom the parties to this Agreement may deal (including their names, titles, work addresses and telecopy numbers). The Controlling Note Holder shall promptly deliver such information to any Servicer. None of the Servicers, Operating Advisor and Trustee shall be required to recognize any person as a Controlling Note Holder Representative until they receive such information from the Controlling Note Holder. The Controlling Note Holder agrees to inform each such Servicer, Operating Advisor or Trustee of the then-current Controlling Note Holder Representative. So long as a Control Termination Event is not in effect pursuant to the terms of the Lead Securitization Servicing Agreement, the Controlling Note Holder Representative shall be the Lead Securitization Subordinate Class Representative.

Neither the Controlling Note Holder Representative nor the Controlling Note Holder will have any liability to any other Note Holder or any other Person for any action taken, or for refraining from the taking of any action or the giving of any consent or the failure to give any consent pursuant to this Agreement or the Lead Securitization Servicing Agreement, or errors in judgment, absent any loss, liability or expense incurred by reason of its willful

27

misfeasance, bad faith or gross negligence. The Note Holders agree that the Controlling Note Holder Representative and the Controlling Note Holder (whether acting in place of the Controlling Note Holder Representative when no Controlling Note Holder Representative shall have been appointed hereunder or otherwise exercising any right, power or privilege granted to the Controlling Note Holder hereunder) may take or refrain from taking actions, or give or refrain from giving consents, that favor the interests of one Note Holder over any other Note Holder, and that the Controlling Note Holder Representative may have special relationships and interests that conflict with the interests of a Note Holder and, absent willful misfeasance, bad faith or gross negligence on the part of the Controlling Note Holder Representative or the Controlling Note Holder, as the case may be, agree to take no action against the Controlling Note Holder Representative, the Controlling Note Holder or any of their respective officers, directors, employees, principals or agents as a result of such special relationships or interests, and that neither the Controlling Note Holder Representative nor the Controlling Note Holder will be deemed to have been grossly negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance or to have recklessly disregarded any exercise of its rights by reason of its having acted or refrained from acting, or having given any consent or having failed to give any consent, solely in the interests of any Note Holder.

(b)               The Non-Controlling Note Holder shall have the right at any time to appoint a representative in connection with the exercise of its rights and obligations with respect to the Mortgage Loan (with respect to such Note Holder, the “Non-Controlling Note Holder Representative”). For the purposes of this Section 6(b), all of the provisions relating to Controlling Note Holder and the Controlling Note Holder Representative set forth in Section 6(a) (except those contained in the last sentence of the first paragraph thereof) shall be deemed to apply to the Non-Controlling Note Holder and the Non-Controlling Note Holder Representative, respectively.

For so long as the Note A-1 Holder is the Controlling Note Holder and any of the Non-Lead Securitization Notes are included in a Non-Lead Securitization, the “Directing Certificateholder” or other designated party under the Non-Lead Securitization Servicing Agreement shall be the Non-Controlling Note Holder Representative.

The Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) shall not be required at any time to deal with more than one party exercising the rights of the “Non-Controlling Note Holder” herein or under the Lead Securitization Servicing Agreement and, (x) to the extent that the related Non-Lead Securitization Servicing Agreement assigns such rights to more than one party or (y) to the extent any of the Non-Lead Securitization Notes is split into two or more New Notes pursuant to Section 32, for purposes of this Agreement, the Non-Lead Securitization Servicing Agreement or the holders of such New Notes shall designate one party to deal with the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) and provide written notice of such designation to the Lead Securitization Note Holder (and the Master Servicer and the Special Servicer acting on its behalf); provided that, in the absence of such designation and notice, the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) shall be entitled to treat the last party as to which it has received written notice as having been designated as the Non-Controlling Note Holder, as the Non-Controlling Note Holder for all purposes of this Agreement. As of the date hereof and until

28

further notice from the Non-Lead Securitization Note Holder (or the Non-Lead Master Servicer or another party acting on its behalf), each of the Initial Note A-2 Holder and the Initial Note A-3 Holder is a Non-Controlling Note Holder.

No objection, direction, consent, advice or consultation contemplated by the preceding and following paragraphs may require or cause the Master Servicer or the Special Servicer, as applicable, to violate any provision of the Mortgage Loan Documents, applicable law, the Lead Securitization Servicing Agreement, this Agreement, the REMIC provisions of the Code or the Master Servicer or Special Servicer’s obligation to act in accordance with the Servicing Standard.

(c)               The Controlling Note Holder (or its Controlling Note Holder Representative) shall have, with respect to the Mortgage Loan, all of the same rights and powers of the Directing Certificateholder under the Lead Securitization Servicing Agreement with respect to the other mortgage loans included in the Lead Securitization, including without limitation, the right to consent and/or consult regarding Major Decisions and other servicing matters, the right to advise (1) the Special Servicer with respect to all Specially Serviced Loans and (2) the Special Servicer with respect to non-Specially Serviced Loans as to all matters for which the Master Servicer must obtain the consent or deemed consent of the Special Servicer, and the right to direct the Special Servicer to take, or to refrain from taking, such other actions with respect to the Mortgage Loan as the Directing Certificateholder may deem advisable or as to which provision is otherwise made therein, in each case subject to the terms and conditions of the Lead Securitization Servicing Agreement.

(d)               The Controlling Note Holder shall have no liability to the other Note Holders or any other party for any action taken, or for refraining from the taking of any action or the giving of any consent or the failure to give any consent pursuant to this Agreement or the Lead Securitization Servicing Agreement, or errors in judgment, absent any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or gross negligence. The Note Holders agree that the Controlling Note Holder may take or refrain from taking actions, or give or refrain from giving consents, that favor the interests of one Note Holder over the other Note Holder, and that the Controlling Note Holder may have special relationships and interests that conflict with the interests of another Note Holder and, absent willful misfeasance, bad faith or gross negligence on the part of the Controlling Note Holder agree to take no action against the Controlling Note Holder or any of its officers, directors, employees, principals or agents as a result of such special relationships or interests, and that the Controlling Note Holder shall not be deemed to have been grossly negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance or to have recklessly disregarded any exercise of its rights by reason of its having acted or refrained from acting, or having given any consent or having failed to give any consent, solely in the interests of any Note Holder.

Section 7.                Appointment of Special Servicer. The Controlling Note Holder (or its Controlling Note Holder Representative) shall have the right at any time and from time to time, with or without cause, to replace the Special Servicer then acting with respect to the Mortgage Loan and appoint a replacement Special Servicer in lieu thereof. Any designation by the Controlling Note Holder (or its Controlling Note Holder Representative) of a Person to serve as Special Servicer shall be made by delivering to each other Note Holder, the Master Servicer,

29

the then existing Special Servicer and other parties to the Lead Securitization Servicing Agreement a written notice stating such designation and satisfying the other conditions to such replacement as set forth in the Lead Securitization Servicing Agreement (including, without limitation, a Rating Agency Confirmation, if required by the terms of the Lead Securitization Servicing Agreement), if any. The Controlling Note Holder shall be solely responsible for any expenses incurred in connection with any such replacement without cause. The Controlling Note Holder shall notify the other parties hereto of its termination of the then currently serving Special Servicer and its appointment of a replacement Special Servicer in accordance with this Section 7. If the Controlling Note Holder has not appointed a Special Servicer with respect to the Mortgage Loan as of the consummation of the securitization under the Lead Securitization Servicing Agreement, then the initial Special Servicer designated in the Lead Securitization Servicing Agreement shall serve as the initial Special Servicer but this shall not limit the right of the Controlling Note Holder (or its Controlling Note Holder Representative) to designate a replacement Special Servicer for the Mortgage Loan as aforesaid. If a Servicer Termination Event on the part of the Special Servicer has occurred that affects the Non-Controlling Note Holder, such Non-Controlling Note Holder shall have the right to direct the Trustee (or at any time that the Mortgage Loan is no longer included in a Securitization Trust, the Controlling Note Holder) to terminate the Special Servicer under the Lead Securitization Servicing Agreement solely with respect to the Mortgage Loan pursuant to and in accordance with the terms of the Lead Securitization Servicing Agreement. Each Note Holder acknowledges and agrees that any successor special servicer appointed to replace the Special Servicer with respect to the Mortgage Loan that was terminated for cause at the Non-Controlling Note Holder’s direction cannot at any time be the person (or an Affiliate thereof) that was so terminated without the prior written consent of such Non-Controlling Note Holder. The Non-Controlling Note Holder shall be solely responsible for reimbursing the Trustee’s or the Controlling Note Holder’s, as applicable, costs and expenses, if not paid within a reasonable time by the terminated special servicer and, in the case of the Trustee, that would otherwise be reimbursed to the Trustee from amounts on deposit in the Lead Securitization’s Collection Account or Companion Distribution Account.

Section 8.                Payment Procedure.

(a)               The Lead Securitization Servicing Agreement shall provide that the Master Servicer shall establish and maintain the Collection Account or Collection Accounts, as applicable. Each of the Note Holders hereby directs the Master Servicer, in accordance with the priorities set forth in Section 3 hereof, and subject to the terms of the Lead Securitization Servicing Agreement, (i) to deposit into the applicable Collection Account within the time period specified in the Lead Securitization Servicing Agreement all payments received with respect to the Mortgage Loan and (ii) to remit from the applicable Collection Account for deposit or credit on the applicable Business Day following the Determination Date under the related Non-Lead Securitization Servicing Agreement (so long as the date on which the remittance is required is at least one (1) Business Day after the related due date for the Mortgage Loan) all payments received with respect to and allocable to the Notes by wire transfer to accounts maintained by each of the Note Holders; provided that delinquent payments received by the Master Servicer after the related Master Servicer Remittance Date shall be remitted by the Master Servicer to such accounts within the time period specified in the Lead Securitization Servicing Agreement.

30

(b)               If the Lead Securitization Note Holder determines, or a court of competent jurisdiction orders, at any time that any amount received or collected in respect of any Note must, pursuant to any insolvency, bankruptcy, fraudulent conveyance, preference or similar law, be returned to the Mortgage Loan Borrower or paid to any Note Holder or any Servicer or paid to any other Person, then, notwithstanding any other provision of this Agreement, the Lead Securitization Note Holder shall not be required to distribute any portion thereof to the Non-Lead Securitization Note Holder and such Non-Lead Securitization Note Holder will promptly on demand by the Lead Securitization Note Holder repay to the Lead Securitization Note Holder any portion thereof that the Lead Securitization Note Holder shall have theretofore distributed to such Non-Lead Securitization Note Holder, together with interest thereon at such rate, if any, as the Lead Securitization Note Holder shall have been required to pay to any Mortgage Loan Borrower, Master Servicer, Special Servicer or such other Person with respect thereto.

(c)               If, for any reason, the Lead Securitization Note Holder makes any payment to the Non-Lead Securitization Note Holder before the Lead Securitization Note Holder has received the corresponding payment (it being understood that the Lead Securitization Note Holder is under no obligation to do so), and the Lead Securitization Note Holder does not receive the corresponding payment within five (5) Business Days of its payment to such Non-Lead Securitization Note Holder, such Non-Lead Securitization Note Holder shall, at the Lead Securitization Note Holder’s request, promptly return that payment to the Lead Securitization Note Holder.

(d)               Each Note Holder agrees that if at any time it shall receive from any sources whatsoever any payment on account of the Mortgage Loan in excess of its distributable share thereof, it shall promptly remit such excess to the applicable Note Holder, subject to this Agreement and the Lead Securitization Servicing Agreement. The Lead Securitization Note Holder shall have the right to offset any amounts due hereunder from the Non-Lead Securitization Note Holder with respect to the Mortgage Loan against any future payments due to such Non-Lead Securitization Note Holder under the Mortgage Loan. Such Non-Lead Securitization Note Holder’s obligations under this Section 8 constitute absolute, unconditional and continuing obligations.

Section 9.                Limitation on Liability of the Note Holders. Subject to the terms of the Lead Securitization Servicing Agreement governing Servicer liability, each Note Holder shall have no liability to any other Note Holder with respect to its Note except with respect to losses actually suffered due to the gross negligence, willful misconduct or breach of this Agreement on the part of such Note Holder.

The Note Holders acknowledge that, subject to the obligation of the Lead Securitization Note Holder (including any Servicer and the Trustee) to comply with, and except as otherwise required by, the Servicing Standard, the Lead Securitization Note Holder (including any Servicer and the Trustee) may exercise, or omit to exercise, any rights that the Lead Securitization Note Holder may have under the Lead Securitization Servicing Agreement in a manner that may be adverse to the interests of the Non-Lead Securitization Note Holder and that the Lead Securitization Note Holder (including any Servicer and the Trustee) shall have no liability whatsoever to the Non-Lead Securitization Note Holder in connection with the Lead

31

Securitization Note Holder’s exercise of rights or any omission by the Lead Securitization Note Holder to exercise such rights other than as described above; provided, however, that the Servicer must act in accordance with the Servicing Standard and the express terms of this Agreement and the Lead Securitization Servicing Agreement.

Section 10.            Bankruptcy. Subject to Section 5(c), each Note Holder hereby covenants and agrees that only the Lead Securitization Note Holder has the right to institute, file, commence, acquiesce, petition under Bankruptcy Code Section 303 or otherwise or join any Person in any such petition or otherwise invoke or cause any other Person to invoke an Insolvency Proceeding with respect to or against the Mortgage Loan Borrower or seek to appoint a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official with respect to the Mortgage Loan Borrower or all or any part of its property or assets or ordering the winding-up or liquidation of the affairs of the Mortgage Loan Borrower. Each Note Holder further agrees that only the Lead Securitization Note Holder, and not the Non-Lead Securitization Note Holder, can make any election, give any consent, commence any action or file any motion, claim, obligation, notice or application or take any other action in any case by or against the Mortgage Loan Borrower under the Bankruptcy Code or in any other Insolvency Proceeding. The Note Holders hereby appoint the Lead Securitization Note Holder as their agent, and grant to the Lead Securitization Note Holder an irrevocable power of attorney coupled with an interest, and their proxy, for the purpose of exercising any and all rights and taking any and all actions available to the Non-Lead Securitization Note Holder in connection with any case by or against the Mortgage Loan Borrower under the Bankruptcy Code or in any other Insolvency Proceeding, including, without limitation, the right to file and/or prosecute any claim, vote to accept or reject a plan, to make any election under Section 1111(b) of the Bankruptcy Code with respect to the Mortgage Loan, and to file a motion to modify, lift or terminate the automatic stay with respect to the Mortgage Loan. The Note Holders hereby agree that, upon the request of the Lead Securitization Note Holder, the Non-Lead Securitization Note Holder shall execute, acknowledge and deliver to the Lead Securitization Note Holder all and every such further deeds, conveyances and instruments as the Lead Securitization Note Holder may reasonably request for the better assuring and evidencing of the foregoing appointment and grant. All actions taken by the Servicer in connection with any Insolvency Proceeding are subject to and must be in accordance with the Servicing Standard.

Section 11.            Representations of the Note Holders. Each Note Holder represents and warrants that the execution, delivery and performance of this Agreement is within its corporate powers, has been duly authorized by all necessary corporate action, and does not contravene such Note Holder’s charter or any law or contractual restriction binding upon such Note Holder, and that this Agreement is the legal, valid and binding obligation of such Note Holder enforceable against such Note Holder in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except that the enforcement of rights with respect to indemnification and contribution obligations may be limited by applicable law. Each Note Holder represents and warrants that it is duly organized, validly existing, in good standing and in possession of all licenses and authorizations necessary to carry on its business. Each Note Holder represents and warrants that (a) this Agreement has been duly executed and delivered by such Note Holder, (b) to such Note

32

Holder’s actual knowledge, all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required for the execution, delivery and performance of this Agreement by such Note Holder have been obtained or made and (c) to such Note Holder’s actual knowledge, there is no pending action, suit or proceeding, arbitration or governmental investigation against such Note Holder, an adverse outcome of which would materially and adversely affect its performance under this Agreement.

Section 12.            No Creation of a Partnership or Exclusive Purchase Right. Nothing contained in this Agreement, and no action taken pursuant hereto shall be deemed to constitute the relationship created hereby between the Note Holders as a partnership, association, joint venture or other entity. The Lead Securitization Note Holder shall have no obligation whatsoever to offer to the Non-Lead Securitization Note Holder the opportunity to purchase a participation interest in any future loans originated by the Lead Securitization Note Holder or its Affiliates and if the Lead Securitization Note Holder chooses to offer to the Non-Lead Securitization Note Holder the opportunity to purchase a participation interest in any future mortgage loans originated by the Lead Securitization Note Holder or its Affiliates, such offer shall be at such purchase price and interest rate as the Lead Securitization Note Holder chooses, in its sole and absolute discretion. The Non-Lead Securitization Note Holder shall have no obligation whatsoever to purchase from the Lead Securitization Note Holder a participation interest in any future loans originated by the Lead Securitization Note Holder or its Affiliates.

Section 13.            Other Business Activities of the Note Holders. Each Note Holder acknowledges that each other Note Holder or its Affiliates may make loans or otherwise extend credit to, and generally engage in any kind of business with, the Mortgage Loan Borrower or any Affiliate thereof, any entity that is a holder of debt secured by direct or indirect ownership interests in the Mortgage Loan Borrower or any entity that is a holder of a preferred equity interest in the Mortgage Loan Borrower (each, a “Mortgage Loan Borrower Related Party”), and receive payments on such other loans or extensions of credit to Mortgage Loan Borrower Related Parties and otherwise act with respect thereto freely and without accountability in the same manner as if this Agreement and the transactions contemplated hereby were not in effect.

Section 14.            Sale of the Notes.

(a)               Each Note Holder agrees that it will not sell, assign, transfer, pledge, syndicate, participate, hypothecate, contribute, encumber or otherwise dispose (either (i) directly or (ii) indirectly through entering into a derivatives contract or any other similar agreement, excluding a repo financing or a Pledge in accordance with Section 14(d)) of a Note (a “Transfer”) except to a Qualified Institutional Lender. Promptly after the Transfer, the non-transferring Note Holder shall be provided with (x) a representation from a transferee or the applicable Note Holder certifying that such transferee is a Qualified Institutional Lender (except in the case of a Transfer to a Securitization as to which the related pooling and servicing or similar agreement requires the parties thereto to comply with this Agreement or in accordance with the immediately following sentence) and (y) a copy of the assignment and assumption agreement referred to in Section 15. If a Note Holder intends to Transfer its respective Note, or any portion thereof, to an entity that is not a Qualified Institutional Lender, it must first obtain the consent of the non-transferring Note Holder and, if such non-transferring Note Holder’s Note is held in a Securitization Trust, a confirmation in writing

33

from each Rating Agency that such Transfer will not result in a qualification, downgrade or withdrawal of its then current rating of the securities issued pursuant to the related Securitization. Notwithstanding the foregoing, without the non-transferring Note Holder’s prior consent (which will not be unreasonably withheld), and, if such non-transferring Note Holder’s Note is held in a Securitization Trust, without a confirmation in writing from each Rating Agency that such Transfer will not result in a qualification, downgrade or withdrawal of its then current rating of the securities issued pursuant to the related Securitization, no Note Holder shall Transfer all or any portion of its Note (or a participation interest in such Note) to the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party and any such Transfer shall be absolutely null and void and shall vest no rights in the purported transferee. The transferring Note Holder agrees that it will pay the expenses of the non-transferring Note Holder (including all expenses of the Master Servicer, the Special Servicer and the Trustee) and all expenses relating to the confirmation from the Rating Agencies in connection with any such Transfer. Notwithstanding the foregoing, each Note Holder shall have the right, without the need to obtain the consent of any other Note Holder, the Rating Agencies or any other Person, to Transfer 49% or less (in the aggregate) of its beneficial interest in a Note. None of the provisions of this Section 14(a) shall apply in the case of (1) a sale of all Notes together, in accordance with the terms and conditions of the Lead Securitization Servicing Agreement or (2) a transfer by the Special Servicer, in accordance with the terms and conditions of the Lead Securitization Servicing Agreement, of the Mortgage Loan or the Mortgaged Property, upon the Mortgage Loan becoming a Defaulted Loan, to a single member limited liability or limited partnership, 100% of the equity interest in which is owned directly or indirectly, through one or more single member limited liability companies or limited partnerships, by the Lead Securitization Trust.

For the purposes of this Agreement, if any Rating Agency shall, in writing, waive, decline or refuse to review or otherwise engage any request for a confirmation hereunder from such Rating Agency that a proposed action will not result in a qualification, downgrade or withdrawal of its then current rating of the securities issued pursuant to the related Securitization, such waiver, declination, or refusal shall be deemed to eliminate, for such request only, the condition that such confirmation by such Rating Agency (only) be obtained for purposes of this Agreement. For purposes of clarity, any such waiver, declination or refusal to review or otherwise engage in any request for such confirmation hereunder shall not be deemed a waiver, declination or refusal to review or otherwise engage in any subsequent request for such Rating Agency confirmation hereunder and the condition for such Rating Agency confirmation pursuant to this Agreement for any subsequent request shall apply regardless of any previous waiver, declination or refusal to review or otherwise engage in such prior request.

(b)            In the case of any Transfer of a participation interest in any of the Notes, (i) the respective Note Holders’ obligations under this Agreement shall remain unchanged, (ii) such Note Holders shall remain solely responsible for the performance of such obligations, and (iii) the Lead Securitization Note Holder and any Persons acting on its behalf shall continue to deal solely and directly with such Note Holder in connection with such Note Holder’s rights and obligations under this Agreement and the Lead Securitization Servicing Agreement, and all amounts payable hereunder shall be determined as if such Note Holder had not sold such participation interest.

34

(c)             Notwithstanding any other provision hereof, any Note Holder may pledge (a “Pledge”) its Note to any entity (other than the Mortgage Loan Borrower or any Affiliate thereof) which has extended a credit facility to such Note Holder and that is either a Qualified Institutional Lender or a financial institution whose long-term unsecured debt is rated at least “A” (or the equivalent) or better by each Rating Agency (a “Note Pledgee”), on terms and conditions set forth in this Section 14(c), it being further agreed that a financing provided by a Note Pledgee to a Note Holder or any person which Controls such Note that is secured by its Note and is structured as a repurchase arrangement, shall qualify as a “Pledge” hereunder, provided that a Note Pledgee which is not a Qualified Institutional Lender may not take title to the pledged Note without a Rating Agency Confirmation. Upon written notice by the applicable Note Holder to each other Note Holder and any Servicer that a Pledge has been effected (including the name and notice information of the applicable Note Pledgee), each other Note Holder agrees to acknowledge receipt of such notice and thereafter agrees: (i) to give Note Pledgee written notice of any default by the pledging Note Holder in respect of its obligations under this Agreement of which default such Note Holder has actual knowledge; (ii) to allow such Note Pledgee a period of ten (10) days to cure a default by the pledging Note Holder in respect of its obligations to each other Note Holder hereunder, but such Note Pledgee shall not be obligated to cure any such default; (iii) that no amendment, modification, waiver or termination of this Agreement shall be effective against such Note Pledgee without the written consent of such Note Pledgee, which consent shall not be unreasonably withheld, conditioned or delayed; (iv) that such other Note Holder shall give to such Note Pledgee copies of any notice of default under this Agreement simultaneously with the giving of same to the pledging Note Holder; (v) that such other Note Holder shall deliver to Note Pledgee such estoppel certificate(s) as Note Pledgee shall reasonably request, provided that any such certificate(s) shall be in a form reasonably satisfactory to such other Note Holder; and (vi) that, upon written notice (a “Redirection Notice”) to each other Note Holder and any Servicer by such Note Pledgee that the pledging Note Holder is in default, beyond any applicable cure periods, under the pledging Note Holder’s obligations to such Note Pledgee pursuant to the applicable credit agreement between the pledging Note Holder and such Note Pledgee (which notice need not be joined in or confirmed by the pledging Note Holder), and until such Redirection Notice is withdrawn or rescinded by such Note Pledgee, Note Pledgee shall be entitled to receive any payments that any Note Holder or Servicer would otherwise be obligated to pay to the pledging Note Holder from time to time pursuant to this Agreement or the Lead Securitization Servicing Agreement. Any pledging Note Holder hereby unconditionally and absolutely releases each other Note Holder and any Servicer from any liability to the pledging Note Holder on account of such other Note Holder’s or Servicer’s compliance with any Redirection Notice believed by any Servicer or such other Note Holder to have been delivered by a Note Pledgee. Note Pledgee shall be permitted to exercise fully its rights and remedies against the pledging Note Holder to such Note Pledgee (and accept an assignment in lieu of foreclosure as to such collateral), in accordance with applicable law and this Agreement. In such event, the Note Holders and any Servicer shall recognize such Note Pledgee (and any transferee other than the Mortgage Loan Borrower or any Affiliate thereof which is also a Qualified Institutional Lender at any foreclosure or similar sale held by such Note Pledgee or any transfer in lieu of foreclosure), and its successor and assigns, as the successor to the pledging Note Holder’s rights, remedies and obligations under this Agreement, and any such Note Pledgee or Qualified Institutional Lender shall assume in writing the obligations of the pledging Note Holder

35

hereunder accruing from and after such Transfer (i.e., realization upon the collateral by such Note Pledgee) and agrees to be bound by the terms and provisions of this Agreement. The rights of a Note Pledgee under this Section 14(c) shall remain effective as to any Note Holder (and any Servicer) unless and until such Note Pledgee shall have notified any such Note Holder (and any Servicer, as applicable) in writing that its interest in the pledged Note has terminated.

(d)             Notwithstanding any provisions herein to the contrary, if a conduit (“Conduit”) which is not a Qualified Institutional Lender provides financing to a Note Holder then such Note Holder shall have the right to grant a security interest in its Note to such Conduit notwithstanding that such Conduit is not a Qualified Institutional Lender, if the following conditions are satisfied:

(i)                        The loan (the “Conduit Inventory Loan”) made by the Conduit to such Note Holder to finance the acquisition and holding of its Note requires a third party (the “Conduit Credit Enhancer”) to provide credit enhancement;

(ii)                     The Conduit Credit Enhancer is a Qualified Institutional Lender;

(iii)                  Such Note Holder pledges its interest in its Note to the Conduit as collateral for the Conduit Inventory Loan;

(iv)                 The Conduit Credit Enhancer and the Conduit agree that, if such Note Holder defaults under the Conduit Inventory Loan, or if the Conduit is unable to refinance its outstanding commercial paper even if there is no default by such Note Holder, the Conduit Credit Enhancer will purchase the Conduit Inventory Loan from the Conduit, and the Conduit will assign the pledge of such Note Holder’s Note to the Conduit Credit Enhancer; and

(v)                    Unless the Conduit is in fact then a Qualified Institutional Lender, the Conduit will not without obtaining a Rating Agency Confirmation from each Rating Agency have any greater right to acquire the interests in the Note pledged by such Note Holder, by foreclosure or otherwise, than would any other purchaser that is not a Qualified Institutional Lender at a foreclosure sale conducted by a Note Pledgee.

Section 15.            Registration of the Notes and Each Note Holder. The Agent shall keep or cause to be kept at the Agent Office books (the “Note Register”) for the registration and transfer of the Notes. The Agent shall serve as the initial note registrar and the Agent hereby accepts such appointment. The names and addresses of the holders of the Notes and the names and addresses of any transferee of any Note of which the Agent has received notice, in the form of a copy of the assignment and assumption agreement referred to in this Section 15, shall be registered in the Note Register. The Person in whose name a Note is so registered shall be deemed and treated as the sole owner and holder thereof for all purposes of this Agreement. Upon request of a Note Holder, the Agent shall provide such party with the names and addresses of each other Note Holder. To the extent the Trustee or another party is appointed as Agent hereunder, each Note Holder hereby designates such person as its agent under this Section 15 solely for purposes of maintaining the Note Register.

36

In connection with any Transfer of a Note (but excluding any Pledgee unless and until it realizes on its Pledge), a transferee shall execute an assignment and assumption agreement (unless the transferee is a Securitization Trust and the related pooling and servicing agreement requires the parties thereto to comply with this Agreement), whereby such transferee assumes all of the obligations of the applicable Note Holder hereunder with respect to such Note thereafter accruing and agrees to be bound by the terms of this Agreement, including the applicable restriction on Transfers set forth in Section 14, from and after the date of such assignment. No transfer of a Note may be made unless it is registered on the Note Register, and the Agent shall not recognize any attempted or purported transfer of any Note in violation of the provisions of Section 14 and this Section 15. Any such purported transfer shall be absolutely null and void and shall vest no rights in the purported transferee. Each Note Holder desiring to effect such transfer shall, and does hereby agree to, indemnify the Agent and each other Note Holder against any liability that may result if the transfer is not made in accordance with the provisions of this Agreement.

Section 16.            Governing Law; Waiver of Jury Trial. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND OBLIGATIONS OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 17.            Submission To Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a)               SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(b)               CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(c)               AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY

37

REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH A PARTY HEREIN SHALL HAVE BEEN NOTIFIED; AND

(d)               AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

Section 18.            Modifications. This Agreement shall not be modified, cancelled or terminated except by an instrument in writing signed by each Note Holder. Additionally, for as long as any Note is contained in a Securitization Trust, the Note Holders shall not amend or modify this Agreement without first receiving a written confirmation from each Rating Agency that such amendment or modification will not result in a qualification, withdrawal or downgrade of its then current ratings of the securities issued in connection with a Securitization; provided that no such confirmation from the Rating Agencies shall be required in connection with a modification (i) to cure any ambiguity, to correct or supplement any provisions herein that may be defective or inconsistent with any other provisions herein or with the Lead Securitization Servicing Agreement, or (ii) to make other provisions with respect to matters or questions arising under this Agreement, which shall not be inconsistent with the provisions of this Agreement, or (iii) that addresses the creation of New Notes in accordance with Section 32 hereof.

Section 19.            Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Except as provided herein, including without limitation, with respect to the Trustee, Certificate Administrator, Operating Advisor, Master Servicer and Special Servicer, and any Non-Lead Master Servicer, Non-Lead Special Servicer and Non-Lead Trustee, none of the provisions of this Agreement shall be for the benefit of or enforceable by any Person not a party hereto. Subject to Section 14 and Section 15, each Note Holder may assign or delegate its rights or obligations under this Agreement. Upon any such assignment, the assignee shall be entitled to all rights and benefits of the applicable Note Holder hereunder.

Section 20.            Counterparts. This Agreement may be executed in any number of counterparts and all of such counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart of this Agreement.

Section 21.            Captions. The titles and headings of the paragraphs of this Agreement have been inserted for convenience of reference only and are not intended to summarize or otherwise describe the subject matter of the paragraphs and shall not be given any consideration in the construction of this Agreement.

Section 22.            Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable laws, such

38

provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 23.            Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter contained in this Agreement and supersedes all prior agreements, understandings and negotiations between the parties.

Section 24.            Withholding Taxes. (a) If the Lead Securitization Note Holder or the Mortgage Loan Borrower shall be required by law to deduct and withhold Taxes from interest, fees or other amounts payable to the Non-Lead Securitization Note Holder with respect to the Mortgage Loan as a result of such Non-Lead Securitization Note Holder constituting a Non-Exempt Person, such Lead Securitization Note Holder, in its capacity as Servicer, shall be entitled to do so with respect to such Non-Lead Securitization Note Holder’s interest in such payment (all withheld amounts being deemed paid to such Note Holder), provided that the Lead Securitization Note Holder shall furnish such Non-Lead Securitization Note Holder with a statement setting forth the amount of Taxes withheld, the applicable rate and other information which may reasonably be requested for purposes of assisting such Note Holder to seek any allowable credits or deductions for the Taxes so withheld in each jurisdiction in which such Note Holder is subject to tax.

(b)               Each Note Holder (to the extent it is not the same entity as the Lead Securitization Note Holder) shall and hereby agrees to indemnify the Lead Securitization Note Holder against and hold the Lead Securitization Note Holder harmless from and against any Taxes, interest, penalties and attorneys’ fees and disbursements arising or resulting from any failure of the Lead Securitization Note Holder to withhold Taxes from payment made to such Note Holder in reliance upon any representation, certificate, statement, document or instrument made or provided by such Note Holder to the Lead Securitization Note Holder in connection with the obligation of the Lead Securitization Note Holder to withhold Taxes from payments made to such Note Holder, it being expressly understood and agreed that (i) the Lead Securitization Note Holder shall be absolutely and unconditionally entitled to accept any such representation, certificate, statement, document or instrument as being true and correct in all respects and to fully rely thereon without any obligation or responsibility to investigate or to make any inquiries with respect to the accuracy, veracity, correctness or validity of the same and (ii) such Note Holder, upon request of the Lead Securitization Note Holder and at its sole cost and expense, shall defend any claim or action relating to the foregoing indemnification using counsel selected by the Lead Securitization Note Holder.

(c)               Each Note Holder (to the extent it is not the same entity as the Lead Securitization Note Holder) represents (for the benefit of the Mortgage Loan Borrower) that it is not a Non-Exempt Person and that neither the Lead Securitization Note Holder nor the Mortgage Loan Borrower is obligated under applicable law to withhold Taxes on sums paid to it with respect to the Mortgage Loan or otherwise pursuant to this Agreement. Contemporaneously with the execution of this Agreement and from time to time as necessary during the term of this Agreement, each Note Holder (to the extent it is not the same entity as the Lead Securitization Note Holder) shall deliver to the Lead Securitization Note Holder or Servicer, as applicable, evidence satisfactory to the Lead Securitization Note Holder

39

substantiating that such Note Holder is not a Non-Exempt Person and that the Lead Securitization Note Holder is not obligated under applicable law to withhold Taxes on sums paid to it with respect to the Mortgage Loan or otherwise under this Agreement. Without limiting the effect of the foregoing, (i) if a Note Holder is created or organized under the laws of the United States, any state thereof or the District of Columbia, it shall satisfy the requirements of the preceding sentence by furnishing to the Lead Securitization Note Holder an Internal Revenue Service Form W-9 and (ii) if a Note Holder is not created or organized under the laws of the United States, any state thereof or the District of Columbia, and if the payment of interest or other amounts by the Mortgage Loan Borrower is treated for United States income tax purposes as derived in whole or part from sources within the United States, such Note Holder shall satisfy the requirements of the preceding sentence by furnishing to the Lead Securitization Note Holder Internal Revenue Service Form W-8ECI, Form W-8IMY (with appropriate attachments) or Form W-8BEN, or successor forms, as may be required from time to time, duly executed by such Note Holder, as evidence of such Note Holder’s exemption from the withholding of United States tax with respect thereto. The Lead Securitization Note Holder shall not be obligated to make any payment hereunder with respect to the Non-Lead Securitization Note or otherwise until the holder of such Note shall have furnished to the Lead Securitization Note Holder requested forms, certificates, statements or documents.

Section 25.            Custody of Mortgage Loan Documents. Prior to the Lead Securitization Date, the originals of all of the Mortgage Loan Documents (other than any Non-Controlling Notes, which shall be held by the related Non-Controlling Note Holder or its custodian) shall be held in the name of and by the Initial Agent (or its designee) on behalf of the registered holders of each of the Notes. On and after the Lead Securitization Date, the originals of all of the Mortgage Loan Documents (other than the Non-Lead Securitization Note) shall be held in the name of the Lead Securitization Trustee (and held by a duly appointed custodian therefor), in accordance with the terms of the Lead Securitization Servicing Agreement, on behalf of the registered holders of the Notes. On and after the Non-Lead Securitization Date, the Non-Lead Securitization Note shall be held in the name of the Non-Lead Trustee (and held by a duly appointed custodian therefor) on behalf of the Non-Lead Securitization Note Holder.

Section 26.            Cooperation in Securitization.

(a)               Each Note Holder acknowledges that any Note Holder may elect, in its sole discretion, to include its Note in a Securitization. In connection with the Lead Securitization and subject to the terms of the preceding sentence, at the request of the Lead Securitization Note Holder, each Non-Lead Securitization Note Holder shall use reasonable efforts, at the Lead Securitization Note Holder’s expense, to satisfy, and to cooperate with the Lead Securitization Note Holder in attempting to cause the Mortgage Loan Borrower to satisfy, the market standards to which the Lead Securitization Note Holder customarily adheres or that may be reasonably required in the marketplace or by the Rating Agencies in connection with the Lead Securitization, including, entering into (or consenting to, as applicable) any modifications to this Agreement or the Mortgage Loan Documents and to cooperate with the Lead Securitization Note Holder in attempting to cause the Mortgage Loan Borrower to execute such modifications to the Mortgage Loan Documents, in any such case, as may be reasonably requested by the Rating Agencies to effect the Lead Securitization; provided, however, that in connection with the Lead Securitization, no Non-Lead Securitization Note

40

Holder shall be required to modify or amend this Agreement or any Mortgage Loan Documents (or consent to such modification, as applicable) in connection therewith, if such modification or amendment would (i) change the interest allocable to, or the amount of any payments due to or priority of such payments to, such Non-Lead Securitization Note Holder or (ii) materially increase such Non-Lead Securitization Note Holder’s obligations or materially decrease such Non-Lead Securitization Note Holder’s rights, remedies or protections. The Non-Lead Securitization Note Holder shall, at the Lead Securitization Note Holder’s expense, cooperate with the reasonable requests of each Rating Agency and the Lead Securitization Note Holder in connection with the Lead Securitization (including, without limitation, reasonably cooperating with the Lead Securitization Note Holder (without any obligation to make additional representations and warranties) to enable the Lead Securitization Note Holder to make all necessary certifications and deliver all necessary opinions (including customary securities law opinions) in connection with the Mortgage Loan and the Lead Securitization), as well as in connection with all other matters and the preparation of any offering documents thereof and to review and respond reasonably promptly with respect to any information relating to such Non-Lead Securitization Note Holder and its Non-Lead Securitization Note in any Securitization document. Each Note Holder acknowledges that the information provided by it to the Lead Securitization Note Holder may be or has been incorporated into the offering documents for the Lead Securitization. The Lead Securitization Note Holder and each Rating Agency shall be entitled to rely on the information supplied by, or on behalf of, any Note Holder. The Lead Securitization Note Holder, at the Non-Lead Securitization Note Holder’s sole cost and expense, will reasonably cooperate with the Non-Lead Securitization Note Holder by providing all information reasonably requested that is in the Lead Securitization Note Holder’s possession in connection with such Non-Lead Securitization Note Holder’s preparation of disclosure materials in connection with a Securitization.

Upon request, the Lead Securitization Note Holder shall deliver to the Non-Lead Securitization Note Holder drafts of the preliminary and final Lead Securitization offering memoranda, prospectus supplement, free writing prospectus and any other disclosure documents and the Lead Securitization Servicing Agreement and provide reasonable opportunity to review and comment on such documents. The Lead Securitization Note Holder shall send or make available to each Non-Lead Securitization Note Holder and the parties to the related Non-Lead Securitization Servicing Agreement (that are not also party to the Lead-Securitization Servicing Agreement) (a) on or promptly following the Securitization Date (to the extent the applicable parties to the related Non-Lead Securitization Servicing Agreement have been engaged by the related Non-Lead Depositor on or prior to the Securitization Date), a copy (in EDGAR-compatible format) of the execution version of the Lead Securitization Servicing Agreement, (b) within two (2) Business Days after the date of any re-filing by the Depositor of the Lead Securitization Servicing Agreement with the Commission to account for any changes thereto (other than a formal amendment thereto following the Securitization Date), a copy (in EDGAR-compatible format) of the re-filed Lead Securitization Servicing Agreement, and (c) promptly following distribution thereof to the parties to the Lead Securitization Servicing Agreement, any changes made by the Depositor to the Lead Securitization Servicing Agreement (other than a formal amendment thereto following the Securitization Date).

41

(b)               Notwithstanding anything to the contrary contained herein, for so long as all of the Notes are held by a single Note Holder (including, but not limited to, in the event that all of the Notes are included in the Lead Securitization), this Agreement shall have no force and effect.

Section 27.            Notices. All notices required hereunder shall be given by (i) facsimile transmission (during business hours) if the sender on the same day sends a confirming copy of such notice by reputable overnight delivery service (charges prepaid), (ii) reputable overnight delivery service (charges prepaid) or (iii) certified United States mail, postage prepaid return receipt requested, and addressed to the respective parties at their addresses set forth on Exhibit B hereto, or at such other address as any party shall hereafter inform the other party by written notice given as aforesaid. All written notices so given shall be deemed effective upon receipt.

Section 28.            Broker. Each Note Holder represents to each other that no broker was responsible for bringing about this transaction.

Section 29.            Certain Matters Affecting the Agent.

(a)               The Agent may request and/or rely upon and shall be protected in acting or refraining from acting upon any officer’s certificate or assignment and assumption agreement delivered to the Agent pursuant to Section 14 and Section 15;

(b)               The Agent may consult with counsel and any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such opinion of counsel;

(c)               The Agent shall be under no obligation to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any Note Holder pursuant to the provisions of this Agreement, unless it has received indemnity reasonably satisfactory to it;

(d)               The Agent or any of its directors, officers, employees, Affiliates, agents or “control” persons within the meaning of the Act, shall not be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by the Agent to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(e)               The Agent shall not be bound to make any investigation into the facts or matters stated in any officer’s certificate or assignment and assumption agreement delivered to the Agent pursuant to Section 15;

(f)                The Agent may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys but shall not be relieved of its obligations hereunder; and

(g)               The Agent represents and warrants that it is a Qualified Institutional Lender.

42

Section 30.            Reserved.

Section 31.            Resignation of Agent. The Agent may resign at any time on ten (10) days’ prior notice, so long as a successor Agent, reasonably satisfactory to the Note Holders (it being agreed that a Servicer, the Certificate Administrator or the Trustee in a Securitization is satisfactory to the Note Holders), has agreed to be bound by this Agreement and perform the duties of the Agent hereunder. The Initial Agent may transfer its rights and obligations to a Servicer, the Certificate Administrator or the Trustee, as successor Agent, at any time without the consent of any Note Holder. Notwithstanding the foregoing, the Note Holders hereby agree that, simultaneously with the closing of the Lead Securitization, the Master Servicer shall be deemed to have been automatically appointed as the successor Agent under this Agreement in place of the Initial Agent without any further notice or other action. The termination or resignation of such Master Servicer, as Master Servicer under the Lead Securitization Servicing Agreement, shall be deemed a termination or resignation of such Master Servicer as Agent under this Agreement.

Section 32.            Resizing. Notwithstanding any other provision of this Agreement, for so long as any Note Holder or an affiliate thereof (each a “Resizing Entity”) is the owner of any Note that is not included in a Securitization (each an “Owned Note”), such Resizing Entity shall have the right, subject to the terms of the Mortgage Loan Documents, to cause the Mortgage Loan Borrower to execute amended and restated notes or additional notes (in either case “New Notes”) reallocating the principal of an Owned Note to such New Notes; or severing an Owned Note into one or more further “component” notes in the aggregate principal amount equal to the then outstanding principal balance of such Owned Note provided that (i) the aggregate principal balance of all outstanding New Notes following such amendments is no greater than the aggregate principal of such Owned Note prior to such amendments, (ii) all Notes continue to have the same weighted average interest rate as the Notes prior to such amendments, (iii) all Notes pay pro rata and on a pari passu basis and such reallocated or component notes shall be automatically subject to the terms of this Agreement, (iv) the Resizing Entity holding the New Notes shall notify the Lead Securitization Note Holder, the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee in writing of such modified allocations and principal amounts, and (v) the execution of such amendments and New Notes does not violate the Servicing Standard. If the Lead Securitization Note Holder so requests, the Resizing Entity holding the New Notes (and any subsequent holder of such Notes) shall execute a confirmation of the continuing applicability of this Agreement to the New Notes, as so modified. Except for the foregoing reallocation or severance and for modifications pursuant to the Lead Securitization Servicing Agreement (as discussed in Section 5), no Note may be modified or amended without the consent of its holder and the consent of the holder of each other Note. In connection with the foregoing (provided that the conditions set forth in clauses (i) through (v) above are satisfied, with respect to clauses (i) through (iv), as certified by the Resizing Entity, on which certification the Master Servicer can rely), each New Note shall be a “Note” hereunder and the Master Servicer is hereby authorized and directed to execute amendments to the Mortgage Loan Documents and (if the Resizing Entity so directs) this Agreement on behalf of any or all of the Note Holders, as applicable, solely for the purpose of reflecting such reallocation of principal or such severing of such Owned Note and for purposes of adding and modifying any definitions related thereto. If more than one New Note is created hereunder, for purposes of exercising the rights of the Controlling Note Holder or a Non-Controlling Note

43

Holder hereunder, the “Controlling Note Holder” or “Non-Controlling Note Holder”, as applicable, shall be as provided in the definitions of such terms in this Agreement; provided that the Controlling Note Holder shall be entitled to designate any New Note created from the existing Controlling Note to be a Non-Controlling Note hereunder. The parties agree and acknowledge that a modification or amendment to this Agreement shall not be required in connection with the exercise of any rights under this Section 32.

Section 33.            Electronic Signatures. Each of the parties hereto agrees that the transaction consisting of this Agreement (and, to the extent permitted under applicable law, each officer’s certificate, receipt or similar closing document delivered in connection with the closing of this transaction) may be conducted by electronic means. Each party agrees, and acknowledges that it is such party’s intent, that if such party signs this Agreement (or, if applicable, such closing document) using an electronic signature, it is signing, adopting, and accepting this Agreement or such closing document and that signing this Agreement or such closing document using an electronic signature is the legal equivalent of having placed its handwritten signature on this Agreement or such closing document on paper. The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

[SIGNATURE PAGE FOLLOWS]

44

IN WITNESS WHEREOF, the Initial Note Holders have caused this Agreement to be duly executed as of the day and year first above written.

BANK OF MONTREAL,
as Initial Note A-1 Holder

By:	/s/ Leanne Lispi
Name: Leanne Lispi
Title: Authorized Signatory

BANK OF MONTREAL,
as Initial Note A-2 Holder

By:	/s/ Leanne Lispi
Name: Leanne Lispi
Title: Authorized Signatory

BANK OF MONTREAL,
as Initial Note A-3 Holder

By:	/s/ Leanne Lispi
Name: Leanne Lispi
Title: Authorized Signatory

(Co-Lender Agreement – Sunset View)

EXHIBIT A

MORTGAGE LOAN SCHEDULE

Description of Mortgage Loan

Mortgage Loan Borrower:	ZU PROPERTY INVESTMENTS LLC, a Delaware limited liability company
Date of Mortgage Loan:	March 2, 2026
Original Principal Amount of Mortgage Loan:	$37,185,000
Date of Original Promissory Note:	March 2, 2026
Original Promissory Note Principal Balance:	$37,185,000
Location of Mortgaged Property:	2500 Sea Cliff Way, Oceanside, CA 92056
Initial Maturity Date:	March 5, 2031

EXHIBIT B

Initial Note A-1 Holder, Initial Note A-2 Holder and Initial Note A-3 Holder:

(Prior to Securitization of Note A-1, Note A-2 and Note A-3):

Bank of Montreal
c/o BMO Capital Markets Corp.
151 West 42nd Street
New York, New York 10036
Attention: Michael Birajiclian and David Schell
E-mail: Michael.Birajiclian@bmo.com and David.Schell@bmo.com with a copy to:

Bank of Montreal
c/o BMO Capital Markets Corp.
151 West 42nd Street
New York, New York 10036
Attention: Legal Department
E-mail: BMOCMBSNotices@bmo.com

EXHIBIT C

PERMITTED FUND MANAGERS

1.	AllianceBernstein
2.	Apollo Real Estate Advisors
3.	Archon Capital, L.P.
4.	Artemis Real Estate Partners
5.	BlackRock, Inc.
6.	The Blackstone Group
7.	Capital Trust
8.	Clarion Partners
9.	Colony Capital, Inc.
10.	DLJ Real Estate Capital Partners
11.	Dune Real Estate Partners
12.	Eightfold Real Estate Capital, L.P.
13.	Fortress Investment Group, LLC
14.	Hudson Advisors
15.	iStar Financial Inc.
16.	JER Partners
17.	Land-Lease Real Estate Investments
18.	Lonestar Opportunity Funds
19.	Normandy Real Estate Partners
20.	Praedium Group
21.	Raith Capital Partners
22.	Rialto Capital Management LLC
23.	Rialto Capital Advisors LLC
24.	Rockwood
25.	RREEF Funds
26.	Starwood Financial Trust
27.	Torchlight Investors, LLC
28.	Walton Street Capital, LLC
29.	Westbrook Partners
30.	Whitehall Street Real Estate Fund, L.P.

SCHEDULE I

The Lead Securitization Servicing Agreement shall:

(i)                        provide that the applicable Master Servicer or Trustee for the Lead Securitization shall be required to provide written notice to each Non-Lead Master Servicer and Non-Lead Trustee of any P&I Advance it has made with respect to the Lead Securitization Note within two (2) Business Days of making such advance;

(ii)                     provide that if the Master Servicer determines that a proposed P&I Advance with respect to the Lead Securitization Note or Servicing Advance with respect to the Mortgage Loan, if made, or any outstanding P&I Advance or Servicing Advance previously made, would be, or is, as applicable, a Nonrecoverable Advance, the Master Servicer shall provide each Non-Lead Master Servicer written notice of such determination within two (2) Business Days of making such determination;

(iii)                  provide that the Master Servicer shall remit all payments received with respect to the Non-Lead Securitization Notes, net of the Servicing Fee payable with respect to each such Non-Lead Securitization Note, and any other applicable fees and reimbursements payable to the Master Servicer, the Special Servicer and the Trustee to the other Holders on the Business Day following the Determination Date under the related Non-Lead Securitization Servicing Agreement (so long as the date on which the remittance is required is at least one (1) Business Day after the related due date for the Mortgage Loan);

(iv)                 provide that with respect to each Non-Lead Securitization Note that is held by a Securitization, the Certificate Administrator agrees to make available to each of the Non-Lead Securitization Note Holders or, if such Non-Lead Securitization Note is securitized, to each of the Non-Lead Master Servicers (or, if so requested, the related certificate administrator) a statement setting forth (to the extent applicable) the amount of interest and principal distributed to the related Non-Lead Securitization Noteholder and the amount of the servicing fees paid to the Lead Securitization Master Servicer and the Lead Securitization Special Servicer with respect to the most recent Distribution Date to the extent related to the Mortgage Loan or the Non-Lead Securitization Note;

(v)                    provide that the Master Servicer shall provide (in electronic media) to each Non-Lead Securitization Note Holder (i) copies of operating statements and rent rolls; (ii) annual CREFC® NOI Adjustment Worksheets (with annual operating statements as exhibits); and (iii) annual CREFC® Operating Statement Analysis Reports, in each case prepared, received or obtained by it pursuant to the Lead Securitization Servicing Agreement with respect to the Mortgaged Propert(y)(ies) securing the Non-Lead Securitization Note;

(vi)                 provide that the servicing duties of each of the Master Servicer and Special Servicer under the Lead Securitization Servicing Agreement shall include the duty to service the Mortgage Loan and all of the Notes on behalf of the Note Holders (including the respective trustees and certificateholders) in accordance with (i) applicable laws, (ii) this Agreement and the Lead Securitization Servicing Agreement and (iii) to the extent consistent with the foregoing, the Servicing Standard;

(vii)              provide that the Servicing Standard in the Lead Securitization Servicing Agreement shall require, among other things, that each Servicer, in servicing the Mortgage Loan, must take into account the interests of each Note Holder and act in the best interests and for the benefit of the Note Holders together with the certificateholders of the Lead Securitization, as a collective whole as if such Note Holders and certificateholders constituted a single lender;

(viii)           provide that with respect to any Non-Lead Securitization that is subject to following reporting requirements under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934 (including Rule 15Ga-1), as amended, and Regulation AB, (a) the Master Servicer, any primary servicer, the Special Servicer, the Trustee and the certificate administrator or other party acting as custodian for the Lead Securitization shall be required to deliver (and shall be required to cause each other servicer and servicing function participant (within the meaning of Items 1123 and 1122, respectively, of Regulation AB) retained or engaged by it to deliver; provided that such party shall only be required to use commercially reasonable efforts to cause an Initial Sub-Servicer to deliver), in a timely manner (i) the reports, certifications, compliance statements, accountants’ assessments and attestations, information to be included in reports (including, without limitation, Form ABS-15G, Form 10-K, Form 10-D and Form 8-K), and (ii) upon request, any other materials specified in each of the Non-Lead Securitization Servicing Agreements, in the case of clauses (i) and (ii), as the Non-Lead Depositor or the Non-Lead Trustee to the applicable Securitization reasonably believes, in good faith, are required in order for the Non-Lead Depositor or the Non-Lead Trustee to comply with their obligations under the Securities Act of 1933, the Securities Exchange Act of 1934 (including Rule 15Ga-1, as amended) and Regulation AB, and (b) without limiting the generality of the foregoing (x) the Trustee or Certificate Administrator, as applicable, shall, upon reasonable prior written request, provide or cause to be provided with notice in a timely manner to each Non-Lead Depositor and Non-Lead Trustee for any Non-Lead Securitization a copy of the Lead Securitization Servicing Agreement and (y) the Master Servicer and Special Servicer shall, upon reasonable prior written request, and subject to the right of the Master Servicer or the Special Servicer, as the case may be, to review and approve such disclosure materials, permit a holder of a related Non-Lead Securitization Note to use such party’s description contained in the Lead Securitization prospectus (updated as appropriate by the Master Servicer or Special Servicer, as applicable, at the cost of the Non-Lead Depositor) for inclusion in the disclosure materials relating to any securitization of a Non-Lead Securitization Note and (z) the Master Servicer and Special Servicer, upon reasonable written request, shall provide indemnification agreements, opinions and Regulation AB compliance letters as were or are being delivered with respect to the Lead Securitization (in each case, at the cost of the Mortgage Loan Seller). The Master Servicer and the Special Servicer shall each be required to provide certification and indemnification to any Certifying Person with respect to any applicable Sarbanes-Oxley Certification (or analogous terms);

(ix)                   provide that the Non-Lead Depositor and each Certification Party shall be entitled to indemnification from and against any claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and other costs and expenses, including any reasonable out-of-pocket legal or other expenses incurred in connection with investigating or defending any such action or claim, arising out of (i) an actual breach by the Master Servicer, the Special Servicer, the Certificate Administrator

or the Trustee, as the case may be, of its obligations under Article XI of the Lead Securitization Servicing Agreement, (ii) negligence, bad faith or willful misconduct on the part of the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable, in the performance of such obligations under the Lead Securitization Servicing Agreement, or (iii) delivery of any Deficient Exchange Act Deliverable regarding, and delivered by or on behalf of, the Master Servicer, Special Servicer, Certificate Administrator or Trustee, as the case may be;

(x)                      provide that the Non-Lead Securitization Note Holders are intended third-party beneficiaries in respect of the rights afforded them under the Lead Securitization Servicing Agreement and the Non-Lead Master Servicers will be entitled to enforce the rights of the Non-Lead Securitization Note Holders under this Agreement and the Lead Securitization Servicing Agreement;

(xi)                   provide that each Non-Lead Master Servicer and each Non-Lead Special Servicer shall be a third-party beneficiary of the Lead Securitization Servicing Agreement with respect to all provisions therein expressly relating to compensation, reimbursement or indemnification of such Non-Lead Master Servicer or Non-Lead Special Servicer, as the case may be, and the provisions regarding coordination of Advances;

(xii)                provide that if the Mortgage Loan becomes a Defaulted Loan and the Special Servicer determines to sell the Lead Securitization Note in accordance with the Lead Securitization Servicing Agreement, it shall have the right and the obligation to sell all of the Notes as notes evidencing one whole loan in accordance with the terms of the Lead Securitization Servicing Agreement. In connection with any such sale, the Special Servicer shall provide notice to each Non-Controlling Note Holder of the planned sale and of such Non-Controlling Note Holder’s opportunity to bid on the Mortgage Loan;

(xiii)             provide that if any action relating to the servicing and administration of the Mortgage Loan requires delivery of a Rating Agency Confirmation as a condition precedent to such action, then, except as set forth in the Lead Securitization Servicing Agreement, such action shall also require delivery of a Rating Agency Confirmation from any Rating Agency that was engaged by a participant in the applicable Non-Lead Securitization to assign a rating to the related commercial mortgage pass-through certificates issued in connection with such Non-Lead Securitization;

(xiv)            shall not be amended in a manner that materially and adversely affects the rights of the Non-Lead Securitization Note Holders (other than any Non-Lead Securitization Note Holder that is a direct party to the Lead Securitization Servicing Agreement) without their consent;

(xv)               satisfy Moody’s rating methodology as of the Closing Date of the Lead Securitization related to permitted investments and eligible accounts applicable to securities rated “Aaa” by Moody’s;

(xvi)            provide that Servicer Termination Events (or analogous term) with respect to the Master Servicer and the Special Servicer shall include, but not be limited to, (i) the failure to timely remit payments to the Non-Lead Securitization Note Holders, which failure continues unremedied for one (1) Business Day following the date on which such payment was to be made; and (ii) the failure to provide to the Non-Lead Securitization

Note Holders (if and to the extent required under the applicable Non-Lead Securitization) reports required under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, in a timely fashion. Upon the occurrence of such a Servicer Termination Event affecting a Non-Lead Securitization Note Holder, the Trustee shall, upon the direction of the related Non-Lead Securitization Note Holder, require the appointment of a subservicer with respect to the related Non-Lead Securitization Note;

(xvii)         provide that compensating interest payments as defined therein with respect to each Note will be allocated by the Master Servicer between each Note, pro rata, in accordance with their respective principal amounts. The Master Servicer shall remit any compensating interest payment in respect of a Non-Lead Securitization Note to the related Non-Lead Securitization Note Holder;

(xviii)      provide that any conflict between the Lead Securitization Servicing Agreement and this Agreement shall be resolved in favor of this Agreement; and

(xix)              provide that, if any Serviced Companion Loan becomes the subject of an “asset review” (or such analogous term defined in the related Other Pooling and Servicing Agreement) pursuant to the related Other Pooling and Servicing Agreement, the Master Servicer, the Special Servicer, the Trustee and the Custodian shall reasonably cooperate with the Other Asset Representations Reviewer or any other party to the Other Pooling and Servicing Agreement in connection with such Asset Review by providing the Other Asset Representations Reviewer or such other requesting party with any documents reasonably requested by the Other Asset Representations Reviewer or such other requesting party, but only to the extent such documents are in the possession of the Master Servicer, the Special Servicer, the Trustee or the Custodian, as the case may be, but in any event excluding any documents known to the Master Servicer, the Special Servicer, the Trustee or the Custodian to contain information that is proprietary to the related originator or Mortgage Loan Seller or any draft documents or privileged or internal communications.